EXHIBIT 10.53

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered into as of the 30th day of December, 2003, by and between VERIZON MEDIA VENTURES, INC. (f/k/a GTE Media Ventures Incorporated), a Delaware corporation (“Sublandlord”), and KNOLOGY BROADBAND OF FLORIDA, INC., a Delaware corporation (“Subtenant”).

WITNESSETH:

WHEREAS, Sublandlord is presently the lessee of approximately 21,419 square feet of space (the “Leased Premises”) in buildings located at 3001 Gandy Boulevard, Pinellas Park, Florida 34665 (the “Buildings”), pursuant to that certain Lease (“Master Lease”) dated October 27, 1997, by and between Airport Bayway, Inc., a Florida corporation, as lessor (“Original Master Landlord”), and Sublandlord, as lessee, which Master Lease is attached hereto as Exhibit A; and

WHEREAS, RC-3001 Gandy, L.L.C., a                      limited liability company (“Master Landlord”) has succeeded Original Master Landlord as the landlord under the Master Lease; and

WHEREAS, Sublandlord is willing to sublet to Subtenant all of the Premises (as defined in the Master Lease) on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Master Lease.

2. SUBLEASED PREMISES: USE. Sublandlord subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises described in the Master Lease (the “Subleased Premises”), on and subject to the terms and conditions contained in this Sublease.

3. TERM.

(a) The term of this Sublease shall commence on January 1, 2004 (the “Sublease Commencement Date”), and, subject to the provisions set forth below, shall terminate on the date which is one (1) business day prior to the last day of the initial term of Master Lease (the “Sublease Term”). Notwithstanding the foregoing, Subtenant recognizes that, under Paragraph 3(d) of the Master Lease, Sublandlord has the right to terminate the Master Lease during the ninety-first (91st) month (July, 2005) following the Rent Commencement Date (the “Early Termination Right”). If Sublandlord exercises such Early Termination Right, this Sublease shall terminate one (1) business day prior to the effective date of such termination (as specified in Sublandlord’s notice to Master Landlord, a copy of which notice shall be provided to

Subtenant) and Sublandlord and Subtenant shall be released of all further obligations, covenants and agreements accruing under this Sublease with respect to the Subleased Premises after such early termination date (provided, however, neither Sublandlord nor Subtenant shall be released from any of its obligations, covenants and agreements relating to the Subleased Premises which accrue under this Sublease prior to such early termination date, including, without limitation, Subtenant’s obligation to pay rent with respect to the Subleased Premises for the period prior to such early termination date in accordance with the provisions of this Sublease or any other provisions under this Sublease which by their terms survive the termination or expiration of the Sublease Term). Notwithstanding the foregoing, Sublandlord agrees that it shall not exercise such Early Termination Right if on or before April 15, 2004, Subtenant provides to Sublandlord, as security for Subtenant’s obligations under this Sublease, a letter of credit (the “Letter of Credit”) in a form and issued by a banking institution reasonably acceptable to Sublandlord in the amount of $                     (subject to revision if Sublandlord receives a more current property tax bill or assessment from the relevant taxing authority prior to April 10, 2004), representing 110% of the base rent due under this Sublease plus estimated property taxes for the period from July 1, 2005 until February 28, 2008, the last day of the Sublease Term. Provided Subtenant is in compliance with all of its obligations under the terms of this Sublease, the face amount of such Letter of Credit may be reduced by the Subtenant, but not more often than semi-annually, in an amount corresponding to the reduction in Subtenant’s remaining obligations for base rent and property taxes under this Sublease. Such Letter of Credit shall be renewed or extended not less than thirty (30) days prior to the expiration date thereof. In the event Subtenant provides such a Letter of Credit to Sublandlord, Sublandlord shall be entitled to draw upon such Letter of Credit in the amount of any sums owed to Sublandlord by Subtenant in connection with any event of default by Subtenant under this Sublease. Provided the same shall not have been fully drawn pursuant to the foregoing terms, Sublandlord shall return such Letter of Credit to Subtenant, as amended to reflect any partial draws by the Sublandlord, upon the expiration of the Sublease Term. In the event Subtenant fails to provide such a Letter of Credit to Sublandlord on or before the date specified above and Sublandlord subsequently elects to exercise the Early Termination Right, Subtenant shall have no liability to Sublandlord or Master Landlord for the Termination Fee payable under the Master Lease in connection with Sublandlord’s exercise of the Early Termination Right.

(b) Subtenant acknowledges that it shall not have any right to renew or extend the Master Lease or this Sublease under any circumstances.

(c) Sublandlord acknowledges that Subtenant may attempt to negotiate with Master Landlord for a direct lease (“Direct Lease”) of all of the Premises. If Master Landlord and Subtenant reach agreement on a Direct Lease, Sublandlord will agree to enter a termination of the Master Lease and this Sublease to facilitate such Direct Lease, provided Master Landlord agrees to fully release and discharge Sublandlord from any and all obligations and liabilities under the Master Lease arising from and after the date of this Sublease, and to fully release and discharge GTE Corporation from any and all obligations and liabilities under that certain Guaranty of Lease (“Guaranty”) dated October 23, 1997 in the form attached to the Master Lease, executed and delivered by said GTE Corporation to provide security for the performance of the Tenant’s obligations under Master Lease. In addition to the foregoing, in the event Master Landlord (or its successors or assigns) and Subtenant (or its successors or assigns) enter into Direct Lease, or Subtenant (or its successors or assigns) otherwise acquires any other interest in the Premises (or any part thereof) from Master Landlord (or its successors or assigns) (including, without limitation, by ground lease, purchase or otherwise), Subtenant agrees to indemnify, defend, reimburse and hold Sublandlord harmless for, from and against any brokerage leasing, or other commissions, fees or charges arising by, through or under Subtenant that may come due, payable or be claimed as a result thereof or in connection therewith.

(d) If at any time during the term of this Sublease Subtenant meets one of the three criteria set forth in Exhibit “F” to the Master Lease, Sublandlord shall, at the written request of Subtenant, and subject to Subtenant’s delivery to Sublandlord of the requisite information under Section 15(a) of the Master Lease, request the consent of the Master Landlord to the assignment of the Master Lease to Subtenant, and provided that Master Landlord consents to such assignment and agrees to fully release and discharge Sublandlord from any and all obligations and liabilities under the Master Lease arising from and after the date of this Sublease, and to fully release and discharge GTE Corporation from any and all obligations and liabilities arising under the Guaranty, then Sublandlord agrees to so assign the Master Lease to Subtenant.

4. MASTER LEASE.

(a) This Sublease is subject and subordinate to the Master Lease. Except as may be inconsistent with the terms and provisions hereof, the terms and provisions of the Master Lease shall be applicable to this Sublease as they relate to the Subleased Premises, and shall be incorporated into this Sublease, as if Sublandlord was the lessor under the Master Lease and Subtenant was the lessee under the Master Lease. As between Sublandlord and Subtenant, if there are inconsistencies between any provision of the Master Lease and any provision of this Sublease, this Sublease shall control. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not be deemed to have assumed any obligations of Sublandlord under the Master Lease for the benefit of Master Landlord, as this Sublease is not a direct lease with Master Landlord, and Master Landlord shall not be a third party beneficiary hereof. Without limiting the foregoing, Sublandlord shall make all payments of Rent, plus sales tax thereon, to Master Landlord under the Master Lease, unless the Subtenant has made said payments directly to Master Landlord and Master Landlord has agreed to accept the same as set forth herein.

(b) Subtenant shall be entitled to the rights of Sublandlord, as tenant under the Master Lease. If Master Landlord shall default in any of its obligations to Sublandlord with respect to the Subleased Premises, Subtenant shall notify Sublandlord and Sublandlord shall promptly use reasonable efforts to have Master Landlord comply, and if Master Landlord fails to comply, then Subtenant shall have the right, in its own name, to bring an action or proceeding with respect to such default, and Subtenant hereby is subrogated to the rights of Sublandlord against Master Landlord. Sublandlord agrees to take such steps as Subtenant may reasonably request (at Subtenant’s sole cost and expense), but the filing of any appropriate action or proceeding against the Master Landlord shall be the sole responsibility of Subtenant, at its sole cost and expense, and Sublandlord hereby consents to same. Notwithstanding the foregoing, Sublandlord shall have the right (but not the obligation) to join in any said proceedings, and in any event, it will sign such demands, pleadings, or other papers that may be required and will otherwise reasonably cooperate (at Subtenant’s sole cost and expense) with Subtenant to the extent necessary to enable Subtenant to proceed in Sublandlord’s name to enforce the obligations of the Master Landlord under the Master Lease. Subtenant shall be entitled to all of the damages and other sums obtained as the result of the exercise of any such rights or remedies of Sublandlord under the Master Lease.

(c) Notwithstanding anything to the contrary contained in this Sublease:

(i) for the purposes of incorporation of the Master Lease by reference in this Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sublease (a) references in the Master Lease to the “Leased Premises” or “premises” shall be deemed to refer to the Subleased Premises, (b) references in the Master Lease to “Landlord” shall be deemed to refer to Sublandlord under this Sublease, (c) references in the Master Lease to “Tenant” shall be deemed to refer to Subtenant under this Sublease, (d) references in the Master Lease to “this Lease” shall be deemed to refer to this Sublease, (e) references in the Master Lease to the “Term” of the Lease shall be deemed to refer to the Sublease Term, and (f) references in the Master Lease to the “expiration date” shall be deemed to refer to the expiration date of the Sublease Term;

(ii) the time limits contained in the Master Lease for the giving of notices, making of demands or payments, or performing any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) days so that in each instance Subtenant shall have two (2) days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Master Lease; this provision shall not be applicable to any time limit contained in the Master Lease which is three (3) days or less, in which case, Subtenant shall have one (1) less day to perform any said obligation;

(iii) the following parts, provisions and exhibits of the Master Lease are not applicable to this Sublease, and are not incorporated herein by reference:

A.	Sections 2, 3(a), 3(b), 3(d), 6, 15, 23, 28, 34, and 50;

B.	Exhibits B, C-l, C-2 and F.

(iv) whenever Master Landlord’s consent or approval is required to be obtained under the terms of the Master Lease as a condition to any action, inaction, condition or event by Subtenant permitted hereunder, Sublandlord shall cooperate (at Subtenant’s sole cost and expense) with Subtenant and promptly request and diligently attempt to obtain such consent from Master Landlord. Except with respect to any consent required under Section 12, Sublandlord agrees not unreasonably to withhold or delay its approval or consent when required under this Sublease, subject, however, to the issuance of Master Landlord’s corresponding approval or consent, to the extent required under the Master Lease;

(v) Subtenant shall have no right to record this Sublease or to record a memorandum hereof.

(d) Subject to Subtenant’s performance of its obligations under the terms of this Sublease, Sublandlord shall observe and perform all of the terms, covenants and conditions applicable to Sublandlord under the Master Lease and, subject to the terms of Section 3(a) above, shall keep the Master Lease in full force and effect and in good standing throughout the term of this Sublease. In addition, Sublandlord agrees that it shall not amend, modify, or (except as provided in Section 3(a) above) exercise any right to terminate the Master Lease during the term of this Sublease without the prior written consent of Subtenant.

(e) If Sublandlord fails to pay to Master Landlord any monthly installment of rent or other sums required to be paid under the Master Lease within five (5) days after receipt of a corresponding payment from the Subtenant under this Sublease, then without limitation of any other right or remedy which may be available to Subtenant under this Sublease, Subtenant may, at its option, pay to the Master Landlord the amount due under the Master Lease, in which event Sublandlord shall promptly reimburse Subtenant on demand for the amount so paid to the Master Landlord plus a one percent (1%) overhead and administrative charge, and if Sublandlord does not so reimburse Subtenant for such sums due Subtenant, Subtenant may offset such sums from Subtenant’s rent subsequently due under this Sublease.

5. CONDITION OF SUBLEASED PREMISES. The Subleased Premises shall be delivered to Subtenant by Sublandlord in its present condition existing on the Sublease Commencement Date. Subtenant agrees that none of the terms contained in the Master Lease with respect to the initial construction or completion of the Premises (or any allowances or other sums provided therefor) are applicable to the Subleased Premises or this Sublease. Moreover, Subtenant hereby represents, warrants and agrees that (i) it has made a complete examination and inspection of the Subleased Premises, including any and all improvements constructed and/or equipment or facilities existing therein or thereon, and accepts the same in its current condition, “As-Is”, “Where-Is”, without recourse to Sublandlord, and (ii) Sublandlord shall have no obligation to complete any improvements whatsoever to, or provide any allowances for, the Subleased Premises. SUBLANDLORD MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBLEASED PREMISES OR ANY IMPROVEMENTS, EQUIPMENT, FIXTURES OR FACILITIES CONSTRUCTED OR LOCATED THEREIN OR THEREON. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, HABITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. Subtenant hereby assumes all risks associated with the Subleased Premises and all improvements, equipment, fixtures or facilities constructed or located therein or thereon (including the present physical condition of any of the foregoing), and except for any claim, loss, damage, expense or liability arising from the negligence or willful misconduct of Sublandlord, its agents, contractors, employees, licensees or invitees, agrees to indemnify and hold harmless Sublandlord from and against any claim, loss, damage, expense (including without limitation reasonable attorneys’ fees and costs) or liability arising out of or based upon any injury or damage to person or property occurring on the Subleased Premises during the Subtenant’s occupancy of the Subleased Premises under this Sublease.

6. SECURITY DEPOSIT. Subtenant shall not be required to deposit a security deposit as a condition to this Sublease.

7. RENT. Subtenant hereby accepts this Sublease and agrees that Subtenant shall be obligated to pay to Sublandlord (or, with the consent of Sublandlord and upon Master Landlord’s agreement to accept same, to Master Landlord), as annual minimum rent, $337,456.34 per year (as such sum may be adjusted pursuant to Section 4 of the Master Lease), plus the amount of the State of Florida sales tax imposed thereon, such rent and applicable sales tax being due and payable in equal monthly installments in accordance with Section 4(b) of the Master Lease. In addition, Subtenant hereby agrees to pay and perform all other Rent and Payment Obligations, pus sales tax thereon, provided for in the Master Lease applicable to the Subleased Premises, and any and all other sums due and payable by Sublandlord under the Master Lease applicable to the Subleased Premises as if Subtenant was the tenant under the Master Lease, all as required by the Master Lease. Sublandlord shall provide Subtenant with copies of all notices and other correspondence received by Sublandlord from Master Landlord regarding Rent and such other Payment Obligations.

8. NOTICES. Notices required by this Sublease shall be in writing. All such notices shall be served personally or sent by United States certified mail, return receipt requested, or private air courier, postage or charge prepaid, addressed to Sublandlord or Subtenant, as the case may be, at its address set forth below, or at such other place as Subtenant or Sublandlord may from time to time designate in a written notice to the other. Notices may also be sent by facsimile transmission, provided a duplicate copy is sent to the addressee by certified mail. Such notices shall be deemed sufficiently served or given when faxed (with electronic confirmation of successful transmission) or upon receipt (or refusal or failure of delivery if sent by mail).

If to Sublandlord:	Verizon Media Ventures, Inc. 600 Hidden Ridge Irving, Texas 75038 Attn: Bruce Kazee Fax: (214)

With a copy to:	Baker Botts, L.L.P. 2001 Ross Avenue Dallas, Texas 75201 Attn: Joel Overton, Jr. Fax: (214) 661-4938

If to Subtenant:	Knology, Inc. 1241 O.G. Skinner Drive West Point, Georgia 31833 Fax: (706) 645-1446 Attn: Chad S. Wachter

With a copy to:	James Walker IV Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, NE Atlanta, Georgia 30326 Fax: (404) 365-9532

9. SERVICES. Without limiting the provisions of Section 4 above, Sublandlord shall have no liability or responsibility for the provision of any services to the Subleased Premises. Rather, Master Landlord will provide such services in accordance with, and only to the extent required by, the terms of the Master Lease. No failure of Master Landlord to provide services, and no interruption in the provision of such services, shall cause Sublandlord to be in default under this Sublease; nor shall Subtenant be entitled to an abatement of rent or to terminate this Sublease, unless and to the extent that Sublandlord is entitled to an abatement of rent under the Master Lease or to terminate the Master Lease in connection therewith.

10. SUBLANDLORD RESTORATION AND REPAIRS. Without limiting the provisions of Section 4 above, as between Sublandlord and Subtenant, Sublandlord shall have no liability or responsibility for maintenance, repairs, rebuilding or restoration of the Subleased Premises. Rather, Master Landlord will perform such obligations in accordance with, and only to the extent required by, the terms of the Master Lease. No failure of Master Landlord to perform such maintenance, repairs, rebuilding or restoration shall cause Sublandlord to be in default under this Sublease nor shall Subtenant be entitled to an abatement of rent or to terminate this Sublease unless and to the extent that Sublandlord is entitled to an abatement of rent under the Master Lease or to terminate the Master Lease. Notwithstanding the foregoing, Sublandlord agrees to use reasonable efforts to have Master Landlord comply with its obligations under the Master Lease with regard to the maintenance, repair, re-building, and restoration of the Subleased Premises.

11. TAXES. Without limiting the provisions of Section 4 above, as between Sublandlord and Subtenant, Sublandlord shall have no obligation to pay the taxes, assessments or governmental charges, if any, payable by Master Landlord pursuant to the Master Lease.

12. ASSIGNMENT AND SUBLETTING. Subtenant shall not have the right to assign this Sublease or to sub-sublease any portion of the Subleased Premises to a sub-subtenant or assignee without Sublandlord’s prior written consent (which may be withheld, conditioned or denied in Sublandlord’s sole and absolute discretion). Any attempted assignment or sub-sublease by Subtenant in violation of the terms and covenants of this Section 12 shall be void.

13. SUBTENANT DEFAULTS. The following shall be deemed to be events of default by Subtenant under this Sublease:

(a) Subtenant shall fail to pay when due any sum to be paid by Subtenant under this Sublease, subject to any applicable grace or cure period; or

(b) Subtenant shall fail to comply with, breach, or commit a default under the terms, covenants and provisions of Section 12 hereof; or

(c) Subtenant shall fail to comply with, breach, or commit a default under any other term, provision or covenant of this Sublease, including the terms of the Master Lease which are incorporated herein pursuant to Section 4 above (other than a failure relating to the payment of money, as to which Section 13(a) hereof shall apply, or relating to Section 12 hereof, as to which Section 13(b) shall apply), and such failure is not cured within any applicable cure period after Sublandlord provides Subtenant with written notice thereof; or

(d) Subtenant performs or permits the performance of any other act or event which would constitute an event of default by the tenant under the Master Lease, subject to any applicable notice and cure period.

Upon the occurrence of any such uncured event of default by Subtenant, Sublandlord shall have the remedies provided in the Master Lease.

14. CONSENT BY MASTER LANDLORD. Notwithstanding all of the other terms and provisions of this Sublease, this Sublease is conditioned upon and shall not be effective until Master Landlord consents to this Sublease.

15. TERMINATION OF MASTER LEASE. If for any reason the term of the Master Lease is terminated prior to the last day of the Sublease Term, this Sublease shall thereupon automatically be terminated, and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination was effected as a result of the breach or default of the Sublandlord (not caused by the parallel default of the Subtenant hereunder) under the Master Lease, in which event Sublandlord shall indemnify Subtenant against all losses, costs, damages and expenses incurred by Subtenant to the extent resulting from or arising out of such breach or default of Sublandlord or the resulting termination of the Master Lease, provided that Sublandlord shall not have any liability to Subtenant for any consequential or punitive damages resulting from such breach or termination.

16. BROKERAGE. Sublandlord and Subtenant represent and warrant to each other that they have dealt with no real estate brokers in connection with this transaction. The party which breaches this warranty agrees to indemnify and defend the other against, and hold it harmless from, all claims, demands, liabilities, and costs (including, without limitation, reasonable attorneys’ fees) arising from any claim for brokerage commissions or finders’ fees arising out of the actual or alleged acts or commitments of said breaching party.

17. PEACEFUL ENJOYMENT. So long as Subtenant is not in default hereunder, Sublandlord covenants that Subtenant shall have, subject to the terms and provisions of this Sublease (including, without limitation, Sections 3(a) hereinabove), quiet and peaceful possession of the Subleased Premises and enjoy all of the rights herein granted without interference from Sublandlord or anyone acting by, through or under Sublandlord.

18. SURRENDER OF SUBLEASED PREMISES. Subtenant shall surrender the Subleased Premises on the expiration or earlier termination of this Sublease in the same or better condition as existed on the Sublease Commencement Date, reasonable, ordinary wear and tear excepted and otherwise in accordance with Sections 5, 7 and 25 of the Master Lease.

19. SUCCESSORS. This Sublease shall be binding upon and inure to the benefit of Sublandlord, its successors and assigns, and shall be binding upon and inure to the benefit of Subtenant, its successors and permitted assigns.

20. EXCLUDED RIGHTS. Subtenant shall have no right to, or cause Sublandlord to, renew the Master Lease, modify the Master Lease, terminate the Master Lease, or expand the Subleased Premises or the Premises.

21. ALTERATIONS. Subtenant shall make no structural alterations, additions, installations, or improvements in and to the Subleased Premises without the prior written approval of Master Landlord and Sublandlord, which approval shall be requested in accordance with the terms of Section 7 of the Master Lease; provided, however, if Master Landlord gives its written approval of any such work and if such work does not increase the liability of the Sublandlord to the Master Landlord under the Master Lease, Sublandlord shall not withhold its approval thereof.

22. LIMITATION OF SUBLANDLORD’S LIABILITY. Notwithstanding anything in this Sublease or the Master Lease to the contrary, Subtenant specifically agrees that Sublandlord’s (or its successors’) partners, shareholders, officers, directors, managers, agents and employees shall not be personally liable for any judgment against or in connection with any claims or causes of action arising under this Sublease.

23. SUBLANDLORD WARRANTIES AND COVENANTS. Sublandlord represents and warrants to Subtenant that:

(a) Attached hereto as Exhibit A is a full and complete copy of the Master Lease, including all amendments or modifications thereto, if any;

(b) The Master Lease is, as of the date hereof, in full force and effect, and Sublandlord holds the rights of the Tenant thereunder;

(c) Sublandlord is currently not in default under the Master Lease, and Sublandlord has no knowledge of any claim by Master Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease;

(d) Sublandlord has no knowledge of any event that has occurred and is continuing which would constitute an event of default under the Master Lease but for the requirement of the giving of notice and/or the expiration of the period of time to cure;

(e) Sublandlord has not received any notice of default under the Master Lease, except for defaults which Sublandlord has cured and Master Landlord is no longer claiming exists;

(f) The initial term of the Master Lease commenced on October 27, 1997 and, subject to the Early Termination Right described in Section 2 hereof, expires on February 29, 2008;

(g) Sublandlord has not exercised any termination right which it may have under the terms of the Master Lease; and

(h) Master Lease is unencumbered, and Sublandlord has the right and authority to enter into this Sublease without the consent of any other party except for Master Landlord.

24. ENTIRETY. This instrument and, to the extent incorporated herein by reference, the Master Lease constitute the entire agreement between Sublandlord and Subtenant and may not be modified orally or in any manner other than by an agreement in writing signed by Sublandlord and Subtenant or their respective permitted successors in interest. No prior or contemporaneous promises, inducements, representations or agreements, oral or otherwise, between Sublandlord and Subtenant not embodied herein shall be binding or have any force or effect.

[END OF PAGE; SIGNATURE PAGE FOLLOWS]

EXECUTED effective as of the day and year first above written.

SUBLANDLORD:

VERIZON MEDIA VENTURES INC., a Delaware corporation

By:	/s/ Verizon Media Ventures Inc.

Name:	Verizon Media Ventures Inc.

Title:

SUBTENANT:

KNOLOGY BROADBAND OF FLORIDA, INC., a Delaware corporation

By:	/s/ Chad S. Wachter

Name:	Chad S. Wachter
Title:	Vice President/General Counsel

EXHIBIT A

MASTER LEASE

[SEE ATTACHED]

LEASE

THIS LEASE (“Lease”) is made as of this 27th day of October, 1997, by and between AIRPORT BAYWAY, INC., a Florida corporation, whose federal tax identification number is 59-3191965, hereinafter referred to as “Landlord”, and GTE MEDIA VENTURES INCORPORATED, a Delaware corporation, whose federal tax identification number is 75-2616008, hereinafter referred to as “Tenant”.

1.	Premises

(a) Landlord is under an Agreement of Purchase and Sale (“Purchase Contract”) to acquire certain real property situated in the City of Pinellas Park (the “City”), County of Pinellas (the “County”), State of Florida, together with improvements thereon consisting of two (2) one (1) story buildings consisting of 16,384 +/- square feet and 5,035 +/- square feet, respectively (collectively 21,419 +/- square feet and referred to as the “Buildings”) and other improvements (collectively, the “Improvements”) upon land (the “Land”) legally described on Exhibit “A” attached hereto and having a property address of 3001 Gandy Boulevard, Pinellas Park, Florida 34665 (the Land and Improvements together with all tenements, hereditaments and appurtenances thereto being collectively referred to as the “Premises”).

(b) Subject to all terms of Section 2 and in accordance with all other terms of this Lease, Landlord, in consideration of the rentals hereinafter reserved and of the covenants, agreements and conditions on the part of Tenant to be kept and performed, hereby leases, lets and demises to Tenant, and Tenant hereby leases and hires from Landlord, the Premises.

2.	Contingencies

This Lease is subject to certain contingencies (the “Contingency(ies)”) set forth in this Section 2 that if not satisfied by the deadline stated for each Contingency shall give rise to a right of termination of this Lease in favor the specified party to be exercised by notice of termination delivered to the other party within the time period specified with respect to each Contingency. If no such notice is timely delivered, the particular Contingency shall be deemed waived and of no further force or effect. The party(ies) having the right to terminate this Lease on the basis of a failed Contingency shall also have the right to waive the Contingency in advance of the corresponding deadline by notice of such waiver to the other party, provided that if the right of termination is in favor of both Landlord and Tenant, both parties must consent in writing to such waiver. The Contingencies are as follows:

(a) Landlord has applied for and shall at its sole cost pursue a land use plan amendment (“Use Amendment”) for the Premises from ROG to Industrial Limited and a rezoning (“Rezoning”) from GO to M-l, in order to allow tenant to park service vans and other vehicles at the Premises overnight, defined as “outdoor storage” in the Pinellas Park Land Development Code, and not permitted under the existing zoning district or land use plan category. For the Rezoning the following schedule for approval is anticipated:

September 11, 1997                1st Pinellas Park City Council Hearing

September 25, 1997                2nd Pinellas Park City Council Hearing

For the Use Amendment the following schedule for approval is anticipated:

Following City approval of the Rezoning the Pinellas County Planning Council shall have up to three (3) months to review and approve or deny the Amendment.

If approved by the Pinellas County Planning Council, the Use Amendment will be submitted for approval to and placed upon the next available agenda of the Board of County Commissioners of the County at its next regularly scheduled meeting.

If any governmental authority shall disapprove the Rezoning or Use Amendment, Landlord shall notify Tenant of such decision within five (5) days following disapproval and on the basis of same, Tenant may terminate this Lease by delivering notice of such termination to Landlord within ten (10) days following delivery to Tenant of the notice of disapproval. If review of the Rezoning or Use Amendment is postponed by ninety (90) days or more by any governmental authority beyond the schedule set forth above, Tenant shall have the additional right to terminate this Lease by notice of termination to Landlord, within five (5) business days following delivery of notice of such postponement to Tenant, but in no event shall Tenant be able to exercise this latter termination right beyond November 5, 1997.

(b) Tenant shall have until October 15, 1997 (the “Inspection Deadline”) to conduct any investigations of the Premises it so desires, including an environmental analysis, all at Tenant’s sole cost. All written reports prepared by third party vendors on the basis of any such investigations shall be additionally certified to Landlord and Landlord’s prospective lender for financing acquisition of the Premises, SouthTrust Bank, National Association (“Lender”) and two (2) copies of each report shall be delivered to Landlord within ten (10) days of its delivery to Tenant. Tenant shall keep the Premises free of any liens arising from its investigation and shall not cause any damage to the Premises and Tenant shall indemnify Landlord against either occurrence and such indemnification shall survive any termination of this Lease.

(c) Tenant shall have until the later of the Inspection Deadline or twenty (20) days following Landlord’s delivery to Tenant of a copy of a commitment for Landlord’s title insurance (“Title Commitment”), all documents referenced in Schedule B-Section 2 therein and a current survey (“Survey”) of the Premises (any final survey shall be additionally certified to Tenant), to deliver to Landlord notice of any title defects as shown in the Title Commitment or title defects or encroachments of any improvements upon the Premises as shown on the Survey (collectively, the “Title Defects”). If Landlord is unable to remove or, to Tenant’s satisfaction, modify the Title Defects after making due inquiry to the current owner (“Existing Seller”) of the Premises, then within ten (10) days following delivery of notice of such inability to Tenant, Tenant may terminate this Lease by delivering notice of such termination to Landlord.

(d) If for any reason the Purchase Contract shall terminate without Landlord having acquired title to the Premises or Landlord shall not have acquired title to the Premises on or before November 15, 1997, Landlord shall deliver notice of such termination to Tenant within five (5) days thereafter and such delivery shall automatically constitute a termination of this Lease.

Upon any termination of this Lease, the parties hereto shall owe no further obligations to each other hereunder, except for obligations expressly required or clearly intended to survive such termination.

3.	Term

(a) The initial term of this Lease shall commence on the date that Landlord closes its acquisition of the Premises (the “Commencement Date”) as evidenced by notice of such date delivered to Tenant simultaneous with the Closing together with a copy of the executed (but unrecorded) deed. Said date shall be so established and set forth in a Memorandum of Lease (the form of which is attached hereto as Exhibit “B”) to be executed by Landlord and Tenant within thirty (30) days thereafter and recorded among the Public Records of the County at Landlord’s sole cost. The term shall continue for a period of ten (10) years and sixty days following the Rent Commencement Date (defined herein) plus the number of days remaining within the month that the Rent Commencement Date occurs, in the event the Rent Commencement Date occurs on a day other than the first day within said month.

(b) Provided there is no uncured default of Tenant then existing and notice is timely delivered to Landlord as described below, Tenant shall have the option to renew the term of this lease for three (3) successive periods often (10) years each (the “Renewal Term(s)”) upon the same terms and conditions as herein set forth, except as to number of renewals remaining, the absence of any further termination rights under Section 3(d) and the Rental and any increases thereto to be paid hereunder shall be as prescribed in Section 4(a) and, as applicable, Section 50(c). Tenant shall notify Landlord in writing of its intent to exercise the renewal options not less than twelve (12) months prior to the expiration of the original or any renewal term and shall provide Landlord with a written affirmation from Guarantor (as defined in Section 15(e)) of its continuing Guaranty (defined herein) and a recalculation of the aggregate amount of such Guaranty to add to the balance thereof a sum equal to 105% of the Renewal Term Rental.

(c) The term “Lease Year” shall mean a period of twelve (12) consecutive calendar months commencing on the Rent Commencement Date if such date is the first day of the month and if not, then commencing on the first day of the first full calendar month following the Rent Commencement Date.

(d) Tenant shall have a right to terminate this Lease on two (2) occasions which right may only be exercised by written notice given by Tenant to Landlord stipulating the effective date of termination. The effective date of the first termination right must be no earlier than twelve (12) months subsequent to the delivery of said written notice and must fall within the sixty-first (61st) month following the Rent Commencement Date. The effective date of the second termination right must be no earlier than twelve (12) months subsequent to the delivery of Tenant’s written notice of termination and must fall within the ninety-first (91st) month following the Rent Commencement Date. Tenant shall continue to pay the Rent as same becomes due under this Lease to the extent accruing or becoming due prior to the effective date of termination. If no written notice of termination is delivered by Tenant to Landlord by the date that is twelve (12) months prior to the last day of the aforesaid sixty-first (61st) month with respect to the first termination right or twelve (12) months prior to the last day of the ninety-first (91st) month with respect to the second termination right, then each termination right shall so expire and collectively these termination rights shall be of no further force or effect and the Lease shall continue in accordance with its other terms. In order for termination to be effective, a termination fee equal to eight/twelfths (8/12ths) of the sixth (6th) Lease Year’s annual minimum rent if pursuant to the first termination right and six/twelfths (6/12ths) of the eighth (8th) Lease Year’s annual minimum rent if pursuant to the second termination right and in either event, plus the unamortized portion (as of the applicable effective date) of the commission paid to Cushman & Wakefield of Florida, Inc. pursuant to Section 28, plus the accrued but unpaid portion of real property taxes for the period January 1 of the year of the effective date of termination through and including the effective date of termination, plus any other similarly accrued but unpaid Rent for such final partial year (collectively the “Termination Fee”), shall all be paid to the Landlord or Landlord’s mortgagee, as applicable, on or before the effective date of termination. If the actual real property tax is not then known for said year, then the prior year’s tax bill for the Premises shall be utilized, subject to any then updated and confirmed assessment and/or tax rate, with a reproration of said property taxes to occur within thirty (30) days following either party’s request therefor following issuance of the actual tax bill for said year. Notwithstanding anything in this Section 3(d) to the contrary, Tenant shall not be entitled to exercise or effectuate any right of termination if Tenant is in monetary default under this Lease and such monetary default has not been cured within any applicable curative or grace period.

As a condition precedent to termination of this Lease as described in this Section 3(d) and Tenant’s obligation to pay the Termination Fee as set forth herein: (i) Landlord and Tenant shall exchange a mutual release of claims relating to the Lease and the Premises, subject to the Carve Outs (defined herein); and (ii) Landlord and Tenant shall execute and Landlord may record among the public records a termination of memorandum of lease evidencing in recordable form that the Lease and all rights of Tenant to the Premises have terminated. The “Carve Outs” are defined as (A) all indemnification obligations under the Lease which arise after the mutual release but which stem from matters arising or accruing prior to the mutual release; (B) any Surrender Deficiencies

(defined herein); (C) all remedies for any non-monetary defaults under the Lease, not cured prior to the mutual release, if any, to the extent expressly listed in the mutual release (even if in dispute between Landlord and Tenant); and (D) any holdover rent as described in Section 27 applicable to the period, if any, that Tenant remains in possession of the Premises beyond the effective date of termination for which all terms of Section 27 shall control and survive the effective date of termination; and (A) and (B) above (and (C) and (D) to the extent applicable) shall be set forth in and survive the mutual release as exceptions thereto and Landlord shall covenant therein to continue to be obligated thereafter for (A) and (C), as applicable, and Tenant shall covenant therein to continue to be obligated thereafter for (A), (B), (C), and (D), as applicable. Within fifteen (15) days following the later of Tenant’s (1) abandonment and surrender of the Premises and (2) the effective date of termination, Landlord shall deliver to Tenant a deficiency notice listing any failure by Tenant to surrender the Premises to Landlord in the manner prescribed in this Lease (the “Surrender Deficiencies”). Tenant shall promptly, diligently and in good faith cure the Surrender Deficiencies and such covenant shall expressly survive the termination of this Lease.

The Termination Fee shall be designated by the parties and considered for all purposes as liquidated damages for the early termination of the Lease, and Landlord and Tenant agree that the Termination Fee is not payment for the use of the Premises. Landlord specifically agrees not to designate the Termination Fee as rental income on its accounting, tax, or other records. Should Landlord designate the Termination Fee as rental income on its accounting, tax or other records, Landlord agrees to indemnify and hold Tenant harmless from any sales tax liability Tenant incurs in connection with the Termination Fee. Should Landlord designate the Termination Fee as liquidated damages and not as rental income, as aforesaid, and notwithstanding such designation, any governmental authority shall allege in writing that the same or any portion thereof is subject to sales tax or a similar tax, Tenant shall upon receipt of such writing pay such tax and/or protest same, but in either event Tenant agrees to indemnify, defend and hold Landlord harmless and the Premises lien free from any such tax liability in connection with the Termination Fee or any portion thereof. The terms of this Section 3(d) shall expressly survive termination of this Lease.

4.	Rent and Other Payment Obligations

(a) Tenant agrees to pay to Landlord (or to such other party as Landlord may designate in writing to Tenant), without deduction, set-off (except as provided in Section 21), counterclaim, defense, deferment or prior notice or demand, the sum of TWO HUNDRED NINETY-THREE THOUSAND FOUR HUNDRED FORTY and 30/100ths DOLLARS ($293,440.30) as an annual minimum rent (“Rental”) beginning on the later of: (i) the sixtieth (60th) day following the Commencement Date; or (ii) the date Landlord completes Landlord’s Installations as defined in Section 6 (the “Rent Commencement Date”), plus the amount of the State of Florida sales tax (or substitute therefor) imposed thereon, throughout the term of this Lease, provided that beginning on each five (5) year anniversary of said date that this Lease is in effect (including during any Renewal Terms), the annual minimum rent shall be increased by fifteen percent (15%).

(b) Such annual minimum rent, plus sales tax thereon, is to be paid in equal monthly installments in advance on the first day of each and every calendar month of the term hereof beginning on the Rent Commencement Date. However, if the Rent Commencement Date occurs on a date other than the first day of the month, then the annual minimum rent for such partial month shall be prorated and paid on the first day of the first full month together with the annual minimum rent due for said full month. Furthermore, if the Lease term ends on a day other than the last day of the month, the annual minimum rent due for that month shall be prorated and paid on the first day of said month. All sums due and payable under this Lease (collectively “Rent”) shall be payable in lawful money of the United States.

(c) The Tenant shall also pay directly to the applicable taxing authorities all municipal, city, county, state or federal excise, sales, use or transaction privilege taxes levied or imposed, or hereafter levied or imposed, on any and all amounts payable under this Lease by the Tenant to Landlord or to any other party, person or entity including governmental entity, or on the receipt thereof by the Landlord (except franchise taxes, inheritance, estate, gift, corporation and similar taxes and state, federal, or other taxes on the net income of Landlord, generally, imposed or levied against the Landlord) and this obligation shall expressly survive termination of this Lease.

(d) This Lease is entered into by the Landlord for the express purpose of providing the Landlord with net income from annual minimum rent, free and clear of any and all expenses, costs, charges, liens, taxes or impositions of any kind in connection with the Premises, except as expressly provided otherwise herein. Notwithstanding the foregoing, Tenant shall have no obligations to pay any debt service costs incurred by the Landlord or any general overhead or administrative costs incurred by the Landlord in connection with the Landlord’s business or to pay any amounts necessary to remove from record any liens created against the Premises by the Landlord.

(e) If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to the lesser of (i) $250.00; or (ii) Two percent (2.0%) of such overdue amount. The parties hereby agree that such late charges represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

5.	Improvements and Fixtures

(a) All improvements, including all structures, pylons and monuments located upon the Premises are the property of the Landlord and will be surrendered to Landlord by Tenant upon the expiration or earlier termination of this Lease.

(b) Tenant, at its own expense, may provide, install and shall maintain its own “trade fixtures and equipment” and shall also maintain all fixtures and equipment existing at the Premises on the Commencement Date, however, Tenant may substitute for and alter the same to enable it to conduct its business on the Premises in a good and business-like manner. Any and all fixtures and equipment existing on the day immediately preceding the Commencement Date and all Tenant replacements thereof shall remain (and become, as applicable) the property of the Landlord. Tenant’s subsequently acquired personal property, trade fixtures, fixtures and equipment (not in replacement of Landlord’s) shall remain the property of Tenant. The Tenant may remove its property or any part thereof at any time during the term of this Lease, and Tenant shall remove all of its trade fixtures and equipment upon the expiration or earlier termination of this Lease. Tenant shall repair, at its expense, any damage to the Premises caused by the removal of said personal property, trade fixtures or equipment by Tenant.

(c) Notwithstanding anything in this Lease to the contrary, Tenant shall not be entitled to remove any fixtures and equipment now or hereafter installed in or on the Premises that is an integral part of the Building and Building operation, including, without limitation, heating, ventilating and air conditioning systems, and electrical and plumbing fixtures and systems; and, if any, and if not leased by Tenant: back up generators, fire suppression sprinkler system, and security system; all of which shall be deemed part of the Premises and remain (and become, as applicable) the property of Landlord. Expressly excluded from the type of fixtures and equipment intended to be covered by this Section 5(c) are fixtures and equipment that are installed by Tenant for the conduct of its business in particular and thereby a trade fixture or equipment type described in Section 5(b) and not generally required for normal building operations.

6.	Delivery of Possession

Tenant acknowledges that Tenant is accepting the Premises from Landlord in broom clean condition (e.g. all discarded interior and exterior furniture and equipment removed from the Premises) and otherwise in its “AS IS” broom clean condition and, except as expressly set forth herein, Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use. Notwithstanding the foregoing, Landlord shall install at Landlord’s sole expense: (i) a new built up roof on the larger of the two Buildings and make the repairs on the other Building that are identified in that certain roof report prepared by Florida Roof Moisture Survey & Consultants, Inc. dated September 30, 1997, a copy of which has been furnished to Landlord and Tenant, which new roof and roof repairs shall be made in accordance with the specifications set forth in Exhibit “C-l” attached hereto; and (ii) new air conditioning units for both Buildings in accordance with the specifications set forth on Exhibit “C-2” attached hereto which standards incorporate the current standards for indoor air quality as they relate to air conditioning units as set forth on Exhibit “C-2”. Such installations and repair (collectively “Landlord’s Installations”) shall be completed on or before the Rent Commencement Date.

7.	Alterations and Additional Construction

Tenant shall have the right to make structural alterations to the Premises (herein collectively referred to as “Alterations”) provided Tenant first obtains Landlord’s prior written consent thereto not to be unreasonably withheld and subject, however, in all cases to the following:

(a) Prior to making Alterations Tenant shall have furnished to Landlord a written description thereof, in reasonable detail and together with site plans and architectural plans as appropriate, and if Landlord has not delivered its written consent or objections to Tenant within fifteen (15) days following Tenant’s written request for approval, Landlord’s consent shall be deemed given. Tenant may at such time request in writing that Landlord inform Tenant in writing whether such Alteration will be required to be removed at the end of the Lease term and in such event, Landlord shall so inform Tenant as part of its consent, if given;

(b) The installation and/or removal of Alterations shall be accomplished in a good and workmanlike manner (which means that the quality of workmanship and materials shall be at least equal to that used in connection with the initial construction of Tenant’s building and site improvements) in compliance with all applicable laws and regulations of governmental authorities having jurisdiction including, without limitation, those requiring permits, licenses and authorizations of such governmental authorities, and any restrictions and covenants of record (collectively, the “Legal Requirements”);

(c) No Alterations shall impair the structural integrity of the Premises nor decrease the floor area thereof nor reduce the value thereof; and

At no cost to Landlord, Landlord shall cooperate with Tenant in securing building, sign and other permits or authorizations required by appropriate authorities for any work permitted hereunder by Tenant. All costs connected with filing applications for such permits shall be borne by Tenant. In conjunction with Landlord’s approval of Alterations, Landlord may impose such restrictions and requirements as Landlord reasonably deems necessary to ensure that such Alterations will be completed in compliance with the provisions of this Section 7. Tenant shall comply with all of the Lease terms with respect to any Alteration. Upon the termination or expiration of the Lease term, any Alterations remaining at the Premises shall belong to Landlord.

Tenant shall have the right to make such interior or exterior alterations or improvements in and to the Premises as it desires provided that such alterations or improvements comply with the provisions of Section 7 (b), (c) and (d) hereinabove, any restrictions and covenants of record and do not adversely affect the plumbing, electrical and HVAC systems or other elements of the Building and provided further that such alterations or improvements do not adversely affect the real estate value of the Premises.

8.	Taxes

(a) Tenant agrees that it shall pay all property taxes accruing during and all special assessments levied or assessed, and becoming payable during the term of this Lease from and after the Rent Commencement Date, against the Premises or any portion of the Land or the improvements thereon within thirty (30) days after Tenant has received notice of such taxes and/or assessments becoming due subject, however, to Tenant’s right to contest such taxes and assessments pursuant to Section 8(d). Landlord shall use its best efforts to remit copies of all notices of taxes and assessments to Tenant immediately upon Landlord’s receipt of same, but the failure of Tenant to receive the same shall not relieve Tenant of its obligations hereunder nor give rise to any cause of action against Landlord nor offset against Tenant’s obligations hereunder, provided, however, Tenant shall not be in default hereunder until all cure periods have elapsed after Tenant’s receipt of such notices from Landlord. Tenant shall, in all events, prevent foreclosure and public sale or other divesting of Landlord’s title to the Premises by reason of nonpayment of such taxes and assessments; provided, however, Landlord shall be responsible for any costs incurred by Tenant in connection therewith which are due to Landlord’s failure to timely deliver notices to Tenant or are due to the negligent action of Landlord in general.

(b) At the end of the term of this Lease or the last exercised Renewal Term, as applicable, property taxes and special assessments to be paid by Tenant shall be prorated so that at the end of the term, with respect to any taxes and assessments levied or assessed for a calendar tax year or other period extending beyond the end of the term, Tenant shall pay only such proportion of said taxes and assessments as the portion of said calendar tax year preceding the end of said term, as applicable, bears to the entire calendar tax year or other applicable period. In the event any special assessment is levied or assessed against the Premises which becomes due or payable during the term of this Lease, and which special assessment may be legally paid in installments (whether by subjecting the Premises to bond or otherwise but only if acceptable to the mortgagee of Landlord), Tenant shall have the option to pay such special assessment in installments. In the event of such election, Tenant shall be liable only for those installments of such tax or assessment that become due and payable during the term of this Lease including any Renewal Term. Landlord agrees to execute or join with Tenant in the execution of any application or other instrument that may be necessary to permit the payment of such special assessment in installments. If such special assessment shall not be payable in installments to the applicable governmental authority and such special assessment shall be greater than Ten Thousand Dollars ($10,000.00), then the excess of such special assessment over Ten Thousand Dollars ($10,000.00) may at Tenant’s option be amortized over sixty (60) months and paid in monthly installments (together with the monthly installments of Rental) to Landlord as additional rent hereunder, together with sales tax due thereon, provided that at least ten (10) days prior to the due date for the special assessment, Tenant shall deliver to Landlord a payment of Ten Thousand Dollars ($10,000.00) made payable to the applicable governmental authority together with written notice of its election to pay the balance in installments, in which event Landlord shall supplement the amount then due to the applicable governmental authority with Landlord’s own funds. Tenant shall be liable to Landlord only for those monthly installments of the balance of such special assessment due as additional rent that become due or payable during the term of this Lease including any Renewal Term.

(c) Tenant shall also pay before delinquency any and all municipal, county, state and federal taxes and assessments levied or assessed, and becoming payable during the term, against Tenant’s personal property located on the Premises or against Tenant’s leasehold interest in the Premises.

(d) Tenant at its cost shall have the right to seek a reduction in the assessed valuation of the Premises or to contest any real property taxes that are to be paid by Tenant, but if Tenant seeks a reduction or contests the real property taxes, Tenant shall nevertheless pay the real property taxes in such manner as may be required by law to prevent the taxes from becoming delinquent and shall comply with any related restrictions or other requirements imposed by Landlord’s mortgagee. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment. Any rebates or refunds obtained by Tenant shall belong solely to Tenant except where the property taxes or special assessments have been prorated as described in the first sentence of Section 8(b) in which event any rebate or refund applicable thereto, after Tenant’s out-of-pocket expenses of obtaining same are deducted by Tenant, shall be prorated in the same manner.

(e) If at any time during the term of this Lease the laws concerning the methods of real property taxation prevailing at the commencement of the term are changed so that a tax, excise,

or any other tax, however described, is levied or assessed against the Landlord as a substitution in whole or in part for any real property taxes or as an addition to real property taxes, the Tenant shall pay before delinquency the substitute or additional tax but only to the extent such tax relates to Landlord’s ownership of the Premises.

(f) In the event that any mortgagee holding a mortgage upon the Premises requires an escrow of real property taxes (“RPT”):

(i) The Tenant shall deposit with the Landlord on the first day of each and every month, an amount equal to one-twelfth (1/12) of the RPT next to become due upon the Premises (as estimated based upon the most recent tax bill); provided, that, in the case of the first such deposit, there shall be deposited in addition, an amount which, when added to monthly deposits (collectively, the “Tax Deposits”) to be made thereafter as provided for herein, shall reasonably assure that there will be sufficient funds on deposit to pay RPT as they come due based on the estimate.

(ii) The Landlord will, out of the Tax Deposits pay the RPT or will, upon presentation of receipted bills therefor, reimburse the Tenant for such payments made by the Tenant; provided that (A) if the total Tax Deposits on hand shall not be sufficient to pay all of the RPT when the same shall become due, then the Tenant shall pay to the Landlord, within twenty (20) days following written notice of the additional amount due, an amount necessary to make up the deficiency, and (B) if the total of such Tax Deposits exceed the amount required to pay the RPT, such excess shall be credited on subsequent payments to be made for such items;

(iii) If any installment of Rent paid by Tenant shall not be sufficient to cover the Rental and the Tax Deposit then due, the sums received shall be applied to the Rental and other sums then due under this Lease before being applied to the Tax Deposits.

(iv) All Tax Deposits in the hands of Landlord or its mortgagee shall be held without allowance of interest (except for any interest paid thereon by Landlord’s mortgagee which shall be credited to Tenant) and need not be kept separate and apart but may be commingled with any funds of the Landlord or mortgagee, as applicable, until applied in accordance with the provisions hereof.

9.	Landlord’s Insurance Requirements and Tenant’s Insurance Premium Obligations

Landlord shall obtain the following described insurance and Tenant shall pay as additional rent during the term of this Lease all premiums (“Premiums”) for such insurance carried by Landlord on or in respect to the Premises as follows: (i) a commercial general liability policy, including insurance covering assumed or contractual liability under this Lease with respect to the Premises and the operation of Tenant and any subtenants of Tenant in, or about the Premises, in which the limits with respect to personal liability and property damage shall be usual and customary for like properties but shall be not less than Two Million Dollars ($2,000,000) per occurrence; (ii) all risk property insurance with extended coverage, for the full replacement values of all improvements (including, an “agreed amount” endorsement) which would cover the Buildings, including but not limited to collapse, flood and theft; (iii) with respect to alterations, improvements and the like required or permitted to be made by Landlord hereunder in the event of a casualty, taking or condemnation, contingent liability and builder’s risk insurance, in amounts reasonably satisfactory to Landlord; and (iv) rent loss insurance for a period of twelve (12) months. The choice of insurance carrier(s) and the amounts and types of coverage shall be determined by Landlord in its sole and reasonable discretion.

Tenant shall pay to Landlord the amount of Premiums when billed to Landlord, for all periods during the term of this Lease commencing with the Commencement Date, within twenty (20) days following Landlord’s delivering an invoice therefor to Tenant. The covenants of this Section 9 shall survive the expiration and early termination of this Lease and Tenant shall therefore pay any sums due hereunder for periods preceding the Lease expiration or early termination of this Lease within forty-five (45) days following delivery of notice to Tenant of the amount due, even if such notice is delivered following such expiration or termination. At the end of the term of this Lease or the last exercised renewal term, as applicable, Premiums previously paid by Tenant shall be prorated so that at the end of the Lease term any Premiums previously paid by Tenant applicable to a period extending beyond the end of the Lease term shall be refunded to Tenant by Landlord.

All insurance policies required to be carried by Landlord hereunder shall be in form and content and written by insurers licensed to issue insurance in the State of Florida and acceptable to Landlord’s mortgagee in its reasonable discretion. All such policies shall contain a waiver by the insurer of any right of subrogation against Tenant and its respective officers, directors, shareholders, agents, employees or representatives. If Landlord shall fail to comply with any of the Landlord requirements contained in this Lease relating to insurance, Tenant may provide Landlord written notice thereof and if not cured within two (2) business days following Landlord’s receipt of such notice, Tenant may obtain such insurance and Tenant shall pay the premium cost thereof in lieu of Landlord’s insurance for the applicable period but Landlord’s failure shall not constitute a breach or default by Landlord and shall not give rise to any other rights or remedies in favor of Tenant.

10.	Triple Net Lease, Occupancy Costs and Operating Expenses

It is the intention of this Lease, that this Lease is a triple net lease and except as expressly stated otherwise herein, Tenant shall operate, maintain and repair the Premises in accordance with the terms of this Lease and accordingly all expenses and costs in connection with occupancy, operation of and maintenance of the Building and other improvements located on the Premises shall be paid by Tenant. Landlord shall not be responsible for any expenses nor shall the Landlord be obligated to expend any funds whatsoever in connection with the Premises during the term of this Lease or any renewals thereof except as expressly stated in this Lease. By way of explanation and not of limitation, Tenant shall enter into contracts and service agreements for and shall pay in full for janitorial and general cleaning, as well as heating, air conditioning, landscaping, and parking lot maintenance.

11.	Maintenance of and Repairs to Premises and Lien Removal

Notwithstanding anything in this Lease to the contrary (and in particular Sections 10 and 11) Landlord shall be responsible at its sole cost and expense for maintenance and repairs to the roof and structure of both Buildings and for all water and sewer utility lines running between public rights of way and the Buildings, provided that in the event any repair is necessitated by the actions of Tenant or its employees, agents, or invitees and such repair is not covered by warranty or insurance in favor of Landlord, the cost of repairing any such items plus a five percent (5%) overhead and administrative charge shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs.

Starting with the Commencement Date Tenant shall, at its sole cost and expense, keep and maintain the parking lot, walkway, landscaped and grassed areas and other exterior areas of the Premises, as well as other components of the exterior and all interior components of the Premises expressly including, without limitation, the non-structural walls, windows and utility lines (except those for which Landlord is responsible as expressly set forth herein), water and plumbing systems and equipment in good order and repair (including, without limitation, periodic painting, washing and general refurbishing). Tenant shall make all repairs, replacements, alterations, additions and betterments, ordinary and extraordinary, as may be necessary or desirable in order to keep and maintain the Premises in good order and repair and in a condition suitable for the operation and conduct of Tenant’s business, at the sole cost and expense of Tenant (excluding those repairs for which Landlord is expressly responsible for hereunder).

Additionally, Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with all applicable federal, state, county, city or other applicable laws and in compliance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant.

Tenant shall keep the Premises free from any and all liens caused by Tenant, its assignees, sublettees or any of their respective agents, employees or invitees and Tenant agrees to bond against or discharge any such mechanic’s or materialmen’s lien within thirty (30) days after the recording of any such lien not released within such thirty (30) day period. Prior to commencing or causing to be commenced any work on the Premises, Tenant shall file a Notice of Commencement as required by applicable statutory provisions and shall deliver a copy of such Notice of Commencement to Landlord.

All parties and lienors and other persons are hereby placed on notice that the interest of the Landlord in the Premises shall not be subject to liens for improvements made by or on behalf of the Tenant upon the Premises, and Tenant shall have no authority to subject Landlord’s interest in the Premises to such claims or liens. The preceding sentence shall be incorporated in any memorandum of this Lease and any Notice of Commencement.

In the event that Tenant fails, refuses or neglects to commence and complete any maintenance, repairs or necessary replacements promptly and adequately, remove or bond over in accordance with Florida Statutes any lien, pay any cost or expense, reimburse Landlord, or otherwise to perform any act or fulfill any obligation required of Tenant pursuant to this Section 11 or elsewhere in this Lease, such failure, refusal or neglect shall constitute a Tenant default under this Lease and following notice thereof to Tenant and the Tenant’s failure to cure same within the curative periods granted under Section 20, Landlord may, but shall not be required to conduct such maintenance, make or complete any such repairs and replacements, remove or bond over in accordance with Florida Statutes such lien (without inquiring into the validity thereof), pay such cost or perform such act or the like, all at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for all costs and expenses of Landlord thereby incurred plus a five percent (5%) overhead and administrative charge within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. Landlord’s rights and remedies pursuant to this paragraph shall be in addition to any and all other rights and remedies provided under this Lease or at law or in equity.

12.	Utilities and Lighting

Tenant agrees to promptly pay for all gas, electricity, telephone, sewer and water and all other utility charges used by Tenant and its employees, agents and invitees at the Premises during the term of this Lease commencing with the Commencement Date or such earlier date as Tenant may first enter the Premises with the authorization of Landlord to commence renovations to the Premises, all of which shall be measured through proper and sufficient separate meters. Should there be a disruption of any utilities, then such disruption shall not constitute a default by Landlord nor give Tenant any remedies against Landlord under this Lease or otherwise entitle Tenant to any Rent abatement or set off.

13.	Access by Landlord for Inspection and Remedial Work

Landlord or Landlord’s agents, upon no less than two (2) business days prior written notice to Tenant, shall have the right to enter the Premises during normal business hours to examine the same; provided, however, Tenant or its employees or agents shall have the right to accompany Landlord at all times during such examination. If in connection with any Landlord work undertaken pursuant to Section 11, Landlord shall give Tenant similar prior notice (except in the case of emergency repairs where Landlord shall only be required to provide Tenant with as much advance notice as is reasonably possible under the circumstances) and Landlord shall conduct such work in a manner as may be reasonably required to minimize interference with the conduct of Tenant’s business at the Premises.

14.	Conduct of Business by Tenant

Tenant shall have the right to use and occupy the Premises during the Lease term for any purposes Tenant deems appropriate, provided that Tenant shall comply with all laws, rules and regulations of governmental authorities relating to Tenant’s use and occupancy of the Premises or any part thereof including, without limitation, all laws, rules and regulations relating to the environmental condition of the Premises or the use and presence of any Hazardous Materials (defined herein) on the Premises, and all orders, rules and regulations of the board of fire underwriters or any other body hereafter exercising similar functions relating to Tenant’s use and occupancy of the Premises. Tenant likewise shall comply with the requirements of all governmental permits and certificates and all policies of public liability, fire and other insurance at any time in force with respect to the Premises. Tenant shall promptly deliver to Landlord copies of any notice or other correspondence received, by it from any governmental body, concerning the environmental condition or compliance with any other law on or affecting the Premises. Regardless of whether Tenant is in occupancy of the Premises, during the term of this Lease, Tenant (and not Landlord) shall be responsible for providing any security measures as Tenant may deem necessary for the protection of person and property upon the Premises.

Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to continuously occupy the Premises or operate a business on the Premises. In the event Tenant shall cease the regular conduct of its business at the Premises, Tenant shall nonetheless comply with all of Tenant’s obligations under this Lease, including but not limited to the obligations of Tenant hereunder relative to maintenance and repair of the Premises.

15.	Assignment/Subletting

Landlord hereby consents that the Tenant (and any assignee of Tenant) may sublet the Premises or any portion thereof, or may assign this Lease in writing, provided that:

(a) Except as described in Section 15(e), no such assignment or subletting nor the acceptance of rent by the Landlord from such assignee or subtenant shall relieve, release or in any manner affect the liability of the Tenant or any guarantors from their respective obligations hereunder and under any guaranty agreement and Tenant shall remain primarily liable for the payment of Rental and all other monetary and non-monetary obligations hereunder and for the performance of the agreements, conditions, covenants and terms herein contained, on the part of the Tenant herein to be kept, observed or performed and there is no requirement upon Landlord to exhaust any remedy against any assignee or subtenant prior to enforcement of any obligation in this Lease against Tenant or any guarantor of this Lease and, moreover, Landlord may enforce any of its remedies against Tenant without bringing any action against the assignee or subtenant or against such assignee or subtenant without bringing any action against Tenant;

(b) Any such assignee or subtenant shall, in writing, assume and agree to keep, observe and perform all of the agreements, conditions, covenants and terms of this’ Lease on the part of the Tenant to be kept, observed and performed and shall be, and become jointly and severally liable with the Tenant for the non-performance thereof accruing from said date;

(c) Tenant provides Landlord with prior notice of the proposed assignment or sublease and (except when to an affiliate or subsidiary of Guarantor ; for which no Landlord consent is required) obtains Landlord’s written consent thereto, not to be unreasonably withheld, and provided that all of the foregoing requirements are satisfied, Landlord shall be deemed to have consented to the proposed assignment or sublease if Landlord has not objected to same in writing delivered to Tenant within ten (10) days following Landlord’s receipt of the Requested Information (defined herein);

(d) If assignee or subtenant is other than an affiliate or subsidiary of Guarantor, Tenant shall deliver to Landlord with its notice of the proposed assignment or sublease the following information (collectively, the “Requested Information”):

(i) name, address and tax identification number of the proposed assignee or subtenant and of any owner(s) thereof owning twenty percent or more of the proposed assignee or subtenant;

(ii) financial statements for the assignee and subtenant consisting of the most recent years profit and loss statement and a current balance sheet, each certified by assignee or subtenant to be true, correct and complete in all material respects;

(iii) the proposed use of the Premises by the assignee or subtenant; and within five (5) days after Landlord’s request therefor such other requested information regarding the assignee or subtenant as Landlord may reasonably require; and

(e) Notwithstanding the terms of Section 15(a), if Landlord consents or is deemed to have consented to an assignee and assignment of this Lease to such assignee pursuant to this Section 15, Landlord shall release the assignor/tenant from the obligations under this Lease that are assumed by the assignee, and shall release GTE Corporation (“Guarantor”) from its obligations under the Guaranty of this Lease delivered by Guarantor to Landlord contemporaneous with this Lease (the “Guaranty”) provided that either the assignee or a substitute guarantor, if any, assuming the obligations of the Guarantor under the Guaranty, as of the date of the Section 15(c) notice shall meet one of the three criteria set forth on Exhibit “F” attached hereto. The provisions of Exhibit “F” including, without limitation, those regarding the timing of Tenant’s election of such criteria and any changes to other terms of this Lease as a result of any criteria selection, are incorporated herein and shall control in the event of any conflict with the terms within the body of this Lease. Absent a rating for the assignee or substitute guarantor that meets or exceeds one or more of the three (3) ratings in Exhibit “F”. Landlord may reasonably withhold its consent to any proposed assignment or sublet to a person or entity that is not a subsidiary or affiliate of Guarantor, unless and until Landlord receives the written consent of Guarantor to the assignment or sublet and affirmation of its continuing Guaranty. Notwithstanding anything to the contrary contained in this Lease, Tenant may not assign or sublet any interest in this Lease without Guarantor’s prior written consent which may be withheld in Guarantor’s sole and absolute discretion and any assignment or sublet absent such consent shall be void and of no force or effect.

16.	Tenant’s Insurance Requirements

Tenant, at its sole cost and expense, shall, at all times procure during the Lease term, pay for and keep in full force and effect: (i) a commercial general liability policy, including insurance covering assumed or contractual liability under this Lease with respect to the Premises and the operation of Tenant and any subtenants of Tenant in, on or about the Premises, in which the limits with respect to personal liability and property damage shall be usual and. customary for like properties but shall be not less than Two Million Dollars ($2,000,000) per occurrence; (ii) casualty insurance against loss or damage by fire and other risks in the amount of the full replacement cost for all of Tenant’s improvements to the Premises, trade fixtures, equipment and personal property; (iii) worker’s compensation coverage as required by law; and (iv) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builder’s risk insurance, in amounts reasonably satisfactory to Landlord.

All policies of insurance required to be carried by Tenant pursuant to this Section 16 shall be written by responsible insurance companies authorized to do business in the state where the Premises are located.

Each policy evidencing insurance required to be carried by Tenant pursuant to this Section 16 shall contain the following provisions and/or clauses: (i) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance; (ii) a provision including Landlord and Landlord’s mortgagee as an insured (except with respect to worker’s compensation insurance and insurance covering Tenant’s trade fixtures, personal property and equipment); (iii) with respect to Tenant’s casualty insurance only, a waiver by the insurer of any right of subrogation against Landlord and its respective agents, employees and representatives which arise or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord and its respective agents, employees or representatives; (iv) a severability clause; and (v) a provision that the insurer will not cancel, materially change or fail to renew the coverage provided by such policy without giving Landlord and Landlord’s mortgagee thirty (30) days’ prior written notice.

On or prior to the Commencement Date, Tenant shall deliver to Landlord certificates of the insurers, evidencing all of the insurance which is required to be maintained by Tenant hereunder and naming Landlord and its mortgagee in their respective capacity as required herein, together with evidence of the payment of all premiums therefor, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver other certificates of the insurers evidencing the renewal or replacement of such insurance together with evidence of the payment of all premiums therefor.

In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Section 16, any insurance required by this Section 16 or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance (other than worker’s compensation insurance) and pay the premiums therefor, in which event Tenant shall repay to Landlord all sums so paid by Landlord together with interest thereon as provided elsewhere herein and any costs or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord’s written demand to Tenant for such payment.

17.A.	Waiver of Subrogation

Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant severally waive any claim in its favor against the other, the other’s agents or employees, for loss of or damage to any of its property located in or constituting a part of the Premises or Buildings, by reason of fire or the element, or any other cause (including negligence and strict liability of any kind) that is insured or is insurable by the terms of standard all risk full replacement cost property insurance in Florida, regardless of whether any such insurance is actually maintained, and if maintained, regardless of the amount of the proceeds, if any, payable under such insurance.

17.B.	Indemnification

Tenant, with respect to the Premises, agrees to indemnify, hold harmless and to defend (or, at Landlord’s option, pay for the reasonable defense of) Landlord and any party holding a mortgage lien upon the Premises, together with their respective officers and directors, against any, all and every demand, claim, assertion of liability or action arising out of any act or omission of Tenant, its assignees or subtenants or any of their agents, servants, or employees, whether such claim, demand, assertion of liability or action be for damages, injury to person or property, including the property of Landlord, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto or otherwise, however, to the extent damage is to property of Landlord the terms of Section 17.A. shall apply and Tenant’s indemnification for any such loss of property shall be limited to the deductible under Landlord’s insurance policy.

Landlord, with respect to the Premises, agrees to indemnify, hold harmless and to defend (or, at Tenant’s option, pay for the reasonable defense of) Tenant together with its officers and directors, against any, all and every demand, claim, assertion of liability or action arising out of any act or omission of Landlord, its agents, servants, or employees, whether such claim, demand, assertion of liability or action be for damages, injury to person or property, including the property of Tenant, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto or otherwise, however, to the extent damage is to property of Tenant the terms of Section 17. A.shall apply and Landlord’s indemnification for any such loss of property shall be limited to the deductible under Tenant’s insurance policy.

18.	Fire or Casualty Loss

In the event that the Premises are totally or partially damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord and Landlord shall repair and restore the Premises to substantially the same condition as they were in immediately before such damage or destruction less and except that portion of the Premises required to be insured by Tenant under Section 16 of this Lease. If (a) this Lease is in the last twelve (12) months of the term or any Renewal Term and no subsequent Renewal Term option has been exercised by Tenant and more than thirty percent (30%) of the total rentable area (per BOMA standards) of the

Premises has been rendered unoccupiable for Tenant’s use or such smaller area is rendered unusable and operation of the Premises is thereby rendered economically infeasible for Tenant’s business use because of the critical nature of such area; or (b) Landlord’s mortgagee or the applicable governmental authorities do not give their approval and consent to the repair and restoration to approximately the condition prior to the casualty, either Landlord or Tenant may terminate this Lease upon giving notice of such election in writing to the other party within twenty (20) days following the earlier of actual knowledge of the casualty by the party delivering notice of termination or Tenant’s delivery of notice of the casualty to Landlord. Further, if the Premises or the Building should be totally destroyed or so damaged so that rebuilding of Landlord’s portion of the restoration cannot reasonably be completed substantially within one hundred fifty (150) days after Landlord’s receipt of written notification by Tenant of the casualty subject to additional time to accommodate reasonable delays for permitting and force majeure, then, at Tenant’s option, this Lease may be terminated by Tenant delivering written notice of such election in writing to Landlord within twenty (20) days following the date of the casualty and, in such event, both parties shall be released from any and all further liability hereunder accruing after the casualty. If neither Landlord or Tenant elect to terminate the Lease under the foregoing provisions, Landlord shall repair and restore the portion of the Premises required to be repaired and restored by Landlord with due diligence and in any event within one hundred fifty (150) days after the casualty occurs subject to reasonable delays for permitting and force majeure, such additional period not to exceed sixty (60) days. If Landlord fails to substantially complete said repairs within one hundred fifty (150) days from the date of Tenant’s notice of the casualty, subject to reasonable delays for permitting and force majeure as aforesaid, Tenant may terminate this Lease by written notice to Landlord delivered within ten (10) days following expiration of said period.

Landlord shall have no responsibility to repair or restore any portion of the Premises which is required to be insured by Tenant under Section 16 herein and Tenant shall have one hundred twenty (120) days after delivery of access to Tenant by Landlord to complete its rebuilding or repairing of the Premises, in accordance with plans and specifications to be delivered to Landlord before the commencing of Tenant’s construction, subject to reasonable delays for permitting and force majeure, such additional period not to exceed sixty (60) days. If the casualty or the subsequent repairing or rebuilding (by Landlord or Tenant, as applicable) render the Premises unsuitable for Tenant’s operation of its business in whole or in part, Tenant shall be entitled to an abatement of Rental to the extent the Premises is unsuitable for Tenant’s operation of its business (prorated on the basis of the total rentable area square footage of the Premises so unsuitable), from the date when the casualty occurs until the earlier of (i) the date Tenant reopens for business in the portion of the Premises damaged by the casualty; or (ii) one hundred twenty (120) days after the date possession of the Premises is delivered to Tenant with the repairs and restoration to be conducted by Landlord substantially completed subject to reasonable delays for governmental permitting and force majeure. For purposes of Rental abatement, the entire Premises shall be deemed unsuitable for Tenant’s operation of its business and therefore Rental abated for the entire Premises for the applicable period if the portion of the Premises damaged is of a critical nature rendering the balance of the Premises economically infeasible for Tenant’s business use and Tenant actually ceases to use all of the Premises.

If Landlord shall within fifteen (15) days after or anytime prior to its receipt of written notice of the casualty from Tenant, notify Tenant in writing of a longer time period (beyond that set forth in this Section 18) needed by Landlord for restoration of the portion of the Premises Landlord must restore together with reasonable justification for such longer period, through no fault of Landlord, then unless Tenant terminates this Lease by written notice to Landlord delivered within fifteen (15) days after Landlord’s notice, then Landlord shall have such longer period set forth in its notice to complete the restoration.

19.	Condemnation

Should the whole of the Premises, or such portion of the total rentable area thereof as will make the Premises unusable for the purposes herein leased, be taken or condemned by competent authority for public or quasi public use, then this Lease shall terminate from the date when possession of the part so taken shall be required for the use and purpose for which it had been taken. If the Lease continues after a partial taking, the Rental shall abate proportionately as to the part taken. All compensation awarded for such taking of the Premises or any portion thereof shall belong to and be the property of Landlord; provided, however, the Landlord shall not be entitled to any portion of the award made to Tenant for the value of Tenant’s trade fixtures, loss of business compensation and cost of moving damages, and Tenant shall be entitled to make claim separately to the applicable governmental authorities therefor provided that any recovery shall not reduce Landlord’s recovery.

20.	Tenant Default and Landlord Remedies

Each of the following constitutes an event of default of Tenant:

(i) Tenant’s failure to pay any monthly installments of rent (including annual minimum rent and additional rent), or any other sums required to be paid hereunder within ten (10) days of the date when due or five (5) days following notice of non-payment from Landlord, whichever is later;

(ii) Tenant’s failure to keep, observe or perform any of the other terms, conditions or covenants set forth in this Lease if the failure continues for thirty (30) days after notice from Landlord of such failure, or such shorter time specified in this Lease, or if not reasonably capable of being cured within said period, then if Tenant shall not commence to cure such failure within such applicable period and continuously prosecute the performance of the same to completion with due diligence within ninety (90) days following the Landlord’s notice ; or

(iii) Tenant becomes insolvent, or commences a case under Title 11 of the United States Code or consents to or does not obtain within ninety (90) days of its filing a dismissal of an involuntary petition filed under Title 11 of the United States Code.

Upon an event of default, Landlord shall be entitled to exercise, at its option, concurrently, successively or in any combination, all non-conflicting remedies available at law or in equity, including without limitation any one or more of the following (except that (a) and (b) shall be mutually exclusive remedies):

(a) To terminate this Lease and collect all pre-termination actual damages from Tenant (including without limitation rent in arrears and interest and late fees accrued thereon);

(b) To terminate Tenant’s right of possession, reenter and take possession of the Premises or any part thereof, any or all personal property or fixtures of Landlord upon the Premises, and other rights or privileges of Tenant pertaining to the use and operation of the Premises without compensation to Tenant and to recover from Tenant an amount equal to all delinquent rent plus all rent hereunder as same becomes due. (Any such entry upon the Premises for such purpose shall not operate to terminate this Lease or be deemed to be for the benefit of Landlord unless Landlord expressly so elects in writing.) Upon taking possession as described in this Section 20 (b), Landlord shall in good faith attempt to relet the Premises or any part thereof in an “arms length” transaction for such term or terms (including a term which extends beyond the original term of this Lease), at such rentals and upon such other terms as Landlord, in its sole discretion, may determine, for the benefit of Tenant, with all proceeds received from such reletting, less all out of pocket costs of reletting and collection (including without limitation (i) the costs of complying with any new tenant’s obligations hereunder; (ii) the cost of repairs, alterations, and remodeling necessary to put the Premises in a condition consistent with the condition of the Premises upon delivery of same to the undersigned Tenant plus all brokerage fees/commissions in connection with any reletting; (iii) reasonable attorneys’ fees and costs incurred and not otherwise recoverable under this Lease; and (iv) other expenses incurred by Landlord in enforcing its remedies), being applied to the Rents and other sums due from Tenant under this Lease, with Tenant remaining liable for any deficiency. Provided that the lease entered into with a replacement tenant is pursuant to “arms-length” negotiations, Tenant agrees that the rental rate for the replacement tenant may be at, below or above the then market rate, it being important to Landlord that the Buildings remain occupied, and accordingly, Tenant shall not claim as a defense to. payment of the deficiency any failure on the part of Landlord to mitigate to the full extent of Tenant’s rental obligations. Furthermore, in lieu of Landlord’s right to accelerate future rents upon Tenant’s default for the balance of the Lease term, Tenant agrees that Landlord may pursue all Rent that becomes due after the filing of the complaint through entry of the judgment, in addition to any unpaid Rent due prior to filing of the complaint, without the necessity of Landlord amending the complaint or filing a new complaint for such Rent, provided that should Tenant thereafter fail to pay to Landlord the amount of any monthly deficiency, if the Premises has been re-leased and remains leased and the new tenant is paying rent, or the full amount of monthly Rent, if the Premises has not been released or the replacement tenant has ceased paying rent, within ten (10) days following the first day of each month for the balance of the Lease term, then Landlord may accelerate the amount of deficiency rent or full Rent as the case may be for the balance of the Lease term, discounted to then present value at Landlord’s mortgage interest rate, and Tenant shall pay same immediately upon demand, however, such payment shall not waive the rights in favor of Landlord to collect any further deficiency or cost of enforcement arising from to time thereafter for whatever reason including the failure of any replacement tenant(s) to pay its required rent;

(c) In addition to any late fees charged under this Lease to offset, in part, Landlord’s costs arising from Tenant’s delinquency in the payment of Rent, any sums past due hereunder and not paid upon demand by Landlord shall accrue interest thereon until paid at a rate equal to the greater of ten percent (10%) per annum or the rate per annum that is 200 basis points over the prime rate of interest as published in the Wall Street Journal or other national publication in the absence of the former or comparable rate or index in the absence of a prime rate, as of the date the sums were first due (the “Default Rate”), or such other rate as expressly provided for elsewhere in this Lease in connection with specific defaults; and/or

(d) To recover from Tenant all expenses, including reasonable attorneys’ fees, paid or incurred by Landlord as a result of any breach or event of default.

In addition, in the event of any non-monetary breach or default by Tenant, Landlord may, but shall not be obligated to, immediately or at any time thereafter, and with notice, correct such breach or default at the expense of Tenant. Any sum or sums so paid by Landlord, together with interest at the Default Rate, but not higher than the maximum non-usurious rate permitted by law, shall be deemed to be additional rent hereunder and shall be immediately due from Tenant to Landlord.

Landlord’s forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or any remedy.

Notwithstanding anything to the contrary contained herein, Tenant shall in no event be liable to Landlord for consequential or punitive damages.

21.	Landlord Default and Tenant Remedies

The following events shall constitute events of default by Landlord under this Lease:

(i) If Landlord shall fail to pay any sum of money to be paid by Landlord hereunder within ten (10) days of the date when due or five (5) days following notice of non-payment from Tenant, whichever is later; or

(ii) If Landlord shall violate or breach, or shall fail to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease (other than the payment of any sum of money to be paid by Landlord hereunder), and shall not cure such failure within thirty (30) days, or such shorter time specified in this Lease, after Tenant gives Landlord written notice thereof, or if such failure shall not be reasonably capable of cure within said period, if Landlord shall not commence to cure such failure within such applicable period, and continuously prosecute the performance of the same to completion with due diligence within ninety (90) days following the Tenant’s notice.

If an event of default shall have happened and be continuing, Tenant may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any notice (except as specifically provided herein) or demand whatsoever and without prejudice to any other non-conflicting remedy which it may have at law or in equity:

(a) Tenant may bring an action against Landlord to recover from Landlord all actual (eg. not consequential or punitive damages) damages suffered, incurred or sustained by Tenant as a result of, by reason of or in connection with such event of default; or

(b) Tenant may do whatever Landlord is obligated to do under the terms of this Lease, in which event, at Tenant’s option, Landlord shall reimburse Tenant on demand for, any out of pocket expenses excluding attorney’s fees (unless due pursuant to another express provision in this Lease), which Tenant may incur in thus effecting satisfaction and performance of, or compliance with, Landlord’s duties and obligations under this Lease plus a five percent (5%) overhead and administrative charge and if Landlord does not so reimburse Tenant for such sums due Tenant under this Section 21(b), Tenant may offset such sums from Tenant’s rent due hereunder, provided that should Landlord be found by a court (to which no appeal has been made) to have not been liable to Tenant for the sums so offset, Landlord shall pay such sums to Tenant upon demand with interest thereon from the date such sums were originally due at the Default Rate of interest per annum set forth in Section 20.

Tenant’s forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or any remedy.

Notwithstanding anything to the contrary contained herein, Landlord shall in no event be liable to Tenant for consequential or punitive damages.

22.	Access by Landlord for Reletting

In the event Tenant does not timely renew the Lease, during the twelve (12) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants upon no less than six (6) hours advance verbal notice to Tenant, provided that Landlord shall at all times of entry pursuant to this Section 22 use reasonable efforts to exhibit the Premises in a manner that will not unreasonably interfere with the operation of the Tenant’s business. If the Premises has been vacated by Tenant or if Tenant is no longer operating therein, then Landlord may at anytime thereafter (i) exhibit the Premises to prospective tenants at any time thereafter during the Lease term, and (ii) place upon the Premises the usual notices “To Let” or “For Rent” or “For Sale” which notices Tenant shall permit to remain thereon without molestation. In the event Tenant does not timely renew the Lease, within the last twelve (12) months of the Lease term, Landlord may place “For Rent” and/or “For Sale” signs upon any grassed areas surrounding the Buildings.

23.	Quiet Enjoyment

So long as Tenant is not in default of this Lease, Landlord shall take no action to interfere with the right of Tenant during the term demised to freely, peaceably and quietly occupy and enjoy the full possession of the Premises hereby leased, and the tenements, hereditaments and appurtenances thereto belonging and the rights and privileges herein granted without molestation or hindrance, lawful or otherwise.

24.	Estoppel Certificates

Tenant shall, without charge, at any time and from time to time but not more than three (3) times in any one (1) calendar year, within ten (10) days after the request by Landlord execute and deliver to Landlord and/or to any other person, firm or corporation specified by Landlord, an estoppel certificate in the form attached hereto as Exhibit “D”; provided, however, Tenant shall not unreasonably withhold its consent to a reasonable modification of such form requested by a purchaser or lender of the Premises on condition that such modification does not affect the rights of Tenant as to the Premises. Upon Landlord’s consent to any assignment or sublet or at such other time as may be required, Tenant may request and Landlord shall deliver to Tenant and/or assignee or sublettee an estoppel certificate duly executed and acknowledged by Landlord, certifying to such matters as are contained in Tenant’s form of estoppel certificate and applicable from Landlord’s perspective.

25.	Peaceful Surrender

Tenant, its assignees or subleases, shall not commit waste upon the Premises and at the expiration or earlier termination of this Lease, or extensions hereof, if extended, will peaceably surrender possession to Landlord in good order and repair, normal wear and tear and damage by casualty and condemnation excepted, and at Landlord’s request, in addition to removing all Tenant “trade fixtures and equipment”, Tenant will remove all non-structural alterations and improvements made pursuant to Section 7 of this Lease or otherwise, provided that removal of any such items including “trade fixtures and equipment” shall be done in a manner as to minimize damage to the Premises and Tenant shall immediately repair any such damage caused by the removal of such items and/or the installation and presence of such items and modifications to the Premises to accommodate such installation. The terms of this Section shall survive the termination or expiration of the Lease term, subject to the terms of Section 27 herein.

If Tenant elects or Landlord requires Tenant to remove any equipment installed by Tenant on the roof of the Premises or penetrating the roof membrane (“Roof Equipment”), such removal shall be done under the supervision of, and any associated roof work conducted by, a licensed roofing company reasonably acceptable to Landlord and Tenant (an “Approved Roofer”), and if the removal of any Roof Equipment shall cause any damage to the roof, such damage shall be promptly repaired by an Approved Roofer all at Tenant’s sole cost and expense. By way of example only, such Roof Equipment shall include any satellite or communication devices, dishes or antennae provided that Tenant must first obtain Landlord’s written consent (which shall not be unreasonably withheld or delayed) before installing same and follow Landlord’s requirements for installation consistent with the foregoing procedures for removal.

26.	Mortgage Subordination

Tenant agrees to subordinate this Lease to the lien of a mortgage to a lender hereafter imposed against the Premises if the mortgagee concurrently executes and delivers to Tenant a non-disturbance agreement, all in substantially the form of Exhibit “E” attached hereto. Tenant will not unreasonably withhold its consent to a modification of such form requested by a lender of the Premises on condition that such modification does not affect the rights of Tenant as to the Premises.

27.	Holdover

If Tenant shall continue its occupancy of the Premises after the expiration of the Lease term or any applicable renewal term, the occupancy shall not be deemed to extend or renew the Lease term (or any applicable renewal term), and the tenancy shall constitute a tenancy from month to month on all of the terms of this Lease except the annual minimum rent for said holdover period shall be one hundred fifty percent (150%) of the annual minimum rent existing immediately preceding the holdover period and the Lease shall be subject to termination by either party upon ten (10) days’ advance written notice.

28.	Brokers Commissions

Landlord and Tenant represent and warrant to each Other that they have dealt with no broker or brokers in connection with this Lease, except as listed below. The party who breaches this warranty agrees to defend and indemnify the other against, and hold it harmless from all demands, claims, liabilities and costs (including, without limitation, reasonable attorneys’ fees) arising from any claim for brokerage commissions or finder’s fees arising out of the actual or alleged acts or commitment of said breaching party. Broker(s) (if any): Cushman & Wakefield of Florida, Inc. (“Broker”) and no others. The commissions due Broker with respect to this Lease are pursuant to separate written agreement between Landlord and Broker. Landlord agrees to indemnify and hold Tenant harmless from and against any claims of Broker for brokerage fees or commissions in connection with the execution of this Lease.

29.	Signs

To the extent permitted by applicable law, and any restrictions of record which are either in existence on the date hereof or otherwise consented to by Tenant, Tenant shall have the right to install, erect and maintain upon the Premises all signs necessary or appropriate in Tenant’s sole discretion to the conduct of its business, including signs on any monument or free-standing pylon sign tower. Tenant shall not install, erect or maintain any sign in violation of any applicable law, ordinance or use permit of any governmental authority. Tenant may remove (but shall not be required to remove) any of its signs, but not any monument or pylon sign tower in existence as of the Commencement Date or thereafter installed by Tenant, at any time during said term or upon the expiration thereof or earlier termination of this Lease, or (but with obligation if required to remove same by Landlord) within thirty (30) days after such expiration or termination, and Tenant at its own expense shall repair any damage caused by such removal. Notwithstanding the preceding sentence, Tenant may remove from any monument or pylon sign required to remain in place any sign thereon, such as a placard with Tenant’s identity.

30.	Merger

There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate and, in addition, the fee estate in the Premises or any interest in such fee estate unless expressly stated otherwise in writing by the party holding both interests.

31.	Intentionally Omitted

32.	Entire Agreement

This Lease and the Exhibits referenced herein and attached hereto, which thereby form a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

33.	Interpretation and Use of Pronouns

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The words

“herein”, “hereof” and “hereunder” when used in this Lease shall be construed to refer to this Lease in its entirety and not to any particular Section or provision of this Lease. References herein to particular Section numbers shall refer to Sections within this Lease unless another document is referenced in connection therewith. References to Exhibits attached hereto by said reference do thereby incorporate the Exhibits herein as part of this Lease.

34.	Notices

Any and all notices required or permitted under this Lease or pertaining to the Lease or Property or Landlord/Tenant relationship shall be deemed to be properly delivered if delivered in writing (except where verbal notice is expressly permitted herein) personally, or sent by certified mail with return receipt requested or by prepaid overnight mail or same day or next day delivery service or sent by telecopy/fax, provided that any such means provides written evidence of delivery to Landlord or to Tenant, as the case may be, at the address below or to any subsequent address which Tenant or Landlord, respectively, may designate in writing for such purpose. The date of delivery of a notice for certified mail served by mail shall be one (1) day following the date on which such notice is deposited with the U.S. postal service postage prepaid. The date of delivery of notice sent by next day delivery shall be one (1) day following the date the notice is deposited with the overnight delivery service and if by same day delivery service or telecopy/fax, then the date of delivery by such service or telecopy/fax. In the absence of notice to the contrary, notices shall be addressed as follows:

TENANT:	GTE Media Ventures Incorporated c/o Cushman & Wakefield of Florida, Inc. One Tampa City Center, Suite 1900 Tampa, Florida 33602 Attn: Lease Administrator Telecopy: (813) 221-9166

With a copy to	Baker & Botts, LLP 2001 Ross Avenue Dallas, Texas 75201 Attn: Joel Overton, Jr. Telecopy: (214) 953-6503

and with a copy to Guarantor:	GTE Corporation One Stamford Forum Stamford, CT 06904 Attn: Vice President and Treasurer Telecopy: (203) 965-2937

LANDLORD:	Airport Bayway, Inc. 3802 S. West Shore Boulevard Tampa, Florida 33611 Attn: Mark E. Miller Telecopy: (813) 837-7081

A copy of all notices from Tenant shall, concurrently therewith, be delivered to any party who holds a mortgage lien against the Premises and who, pursuant to the notice provisions hereunder, provides Tenant with its identity and mailing address for notice purposes. Refusal to accept notice shall not delay its date of delivery as calculated above.

35.	Waiver

No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of said Lease.

36.	Captions and Numbers

The captions, Sections, Section numbers and any index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit construe, or describe the scope or intent of same nor in any way affect the Lease.

37.	Force Majeure

In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder or in connection herewith by reason of strikes, lock-outs, labor troubles, inability to procure materials, services, failure of power, restrictive governmental laws, regulations or controls, riots, insurrection, hostilities, civil commotion, war-like operations, or other reason beyond Landlord’s or Tenant’s reasonable control which cannot be overcome with the exercise of reasonable diligence, then Landlord’s and Tenant’s performance hereunder shall be excused for the period of such delay to the extent affected. Notwithstanding this Section 37, there shall be no waiver or permitted delay in connection with either parties payment of any sums due under this Lease.

38.	Interest on Past Due Obligations

Except as provided to the contrary elsewhere in this Lease, any amount due from a party hereunder to the other party which is not paid when due (including, without limitations, amounts due as reimbursement for costs incurred in performing obligations of a party hereunder upon such party’s failure to so perform) shall bear interest from the date due until paid unless otherwise specifically provided herein at the lower of (i) the highest rate then allowed under the usury laws of the State of Florida, or (ii) the Default Rate per annum. The payment of such interest shall not excuse or cure any default by such party under this Lease.

39.	Acceptance. Counterpart Execution and Recording

This Lease may be executed in separate counterpart and, as so executed and delivered, shall constitute the binding obligation of each party hereto as if all parties had executed the same instrument. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant. This Lease shall not be recorded among the public records of any governmental jurisdiction, however, in accordance with Section 3(a) of this Lease, Landlord and Tenant intend to record a Memorandum of Lease in the form of Exhibit “B” hereto.

40.	Accord and Satisfaction

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

41.	Attorneys Fees

In any litigation arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs including but not limited to fees and costs at the trial and appellate level as well as in the course of any arbitration, administrative or bankruptcy proceedings.

42.	Governing Law, Venue and Severability

This Lease shall be governed by, and construed in accordance with, the laws of the State of Florida. The exclusive jurisdiction and venue for any court action taken to enforce any provision of this Lease or to resolve any dispute between Landlord and Tenant pertaining to this Lease, the Premises or the Landlord—Tenant relationship shall be the Circuit Court in and for Pinellas County, Florida. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

43.	Partial Invalidity

If any term, covenant, or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be declared invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

44.	Time is of the Essence

Time is of the essence of this Lease.

45.	Hazardous Materials

Tenant and Landlord acknowledge that each has received and reviewed that certain Phase I Environmental Site Assessment dated October 14, 1997 and that certain Asbestos Facility Survey dated October 15, 1997 each prepared by Environmental Consulting & Technology, Inc. pertaining to the Premises (collectively, the “Report”), and each party to this Lease has undertaken such additional investigations regarding the subject matter of said Report to its respective satisfaction.

Landlord hereby represents to Tenant that it has no knowledge regarding the environmental condition of the Premises except as disclosed in the Report. Tenant acknowledges that except as contained in the preceding sentence, Landlord has not made any representation or warranty to Tenant regarding the accuracy of the information in said Report or the environmental condition of the Premises generally or specifically and Tenant has not relied upon any statements by Landlord, if any, regarding the condition of the Premises including its environmental condition.

Tenant hereby represents to Landlord that it has no knowledge regarding the environmental condition of the Property except as disclosed in the Report. Tenant represents, warrants and covenants (i) that it will not use nor store in, or about the Premises, any Hazardous Materials (defined herein), other than those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises, (ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and (iii) that it will not dispose of any Hazardous Materials in, on or about the Premises except as may be permitted by and in accordance with applicable law.

Tenant agrees to clean up or cause to be cleaned up any contamination created by Tenant, brought on by Tenant or allowed by Tenant to be brought upon the Premises during the term of this Lease, as extended or renewed, requiring removal or remediation under federal, state or local, law, statutes, ordinances, regulations or policies. Tenant further agrees to indemnify, defend and hold Landlord and Landlord’s mortgagees harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys’ fees and costs, arising out of or in connection with (i) any remediation, cleanup work, inquiry or enforcement proceeding in connection with any clean up work required under the preceding sentence; (ii) any Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in, on or adjacent to the Premises after the Commencement Date; (iii) any Hazardous Materials generated by or resulting from Tenant’s use of the Premises and transported, stored, disposed of, or released in any manner at a location other than the Premises; or (iv) any Hazardous Material located on the Premises during the Lease term except that which may be present as of the Commencement Date or thereafter created by Landlord, brought on by Landlord or allowed by Landlord to be brought upon the Premises.

Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations and policies except for non-compliance arising from Landlord’s activities or any conditions existing as of the Commencement Date. Upon such expiration or earlier termination Landlord may procure the services of an environmental engineer to assess the existence of any Hazardous Materials on, in, or about the Premises and if any material violation of the Tenant’s covenants herein are disclosed by such assessment report, a copy of which shall be furnished to Tenant, in addition to curing the violations (to the extent such cure would be required under the immediately preceding paragraph), Tenant shall reimburse Landlord for the reasonable cost of the assessment and report.

Landlord agrees to clean up or cause to be cleaned up any contamination created by Landlord, brought on by Landlord or allowed by Landlord to be brought upon the Premises during the term of this Lease, as extended, requiring removal or remediation under federal, state or local, law, statutes, ordinances, regulations or policies. Landlord further agrees to indemnify, defend and hold Tenant harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys’ fees and costs, arising out of or in connection with (i) any remediation, cleanup work, inquiry or enforcement proceeding in connection with any clean up work required under the preceding sentence; (ii) any Hazardous Materials located upon, used, stored or disposed of on or adjacent to the Premises prior to the Commencement Date; (iii) any Hazardous Materials generated by or resulting from Landlord’s use of the Premises and transported, stored, disposed of, or released in any manner at a location other than the Premises; or (iv) any Hazardous Materials created by Landlord, brought on by Landlord or allowed by Landlord to be brought upon the Premises.

“Hazardous Materials” shall mean any material: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a “hazardous waste,” “hazardous substance,” pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the state of where the Premises are located or any political subdivision thereof; or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises and/or Retail Development; or (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains asbestos in an amount or condition which violates applicable law.

Tenant’s and Landlord’s obligations under this Section 45 shall survive termination and expiration of this Lease.

46.	Radon Gas and Energy Disclosures

(a) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(b) Tenant may have the energy efficiency rating of the buildings located on the Premises being leased determined. A copy of the brochure relating to this matter prepared by the State of Florida has been furnished by Landlord to Tenant.

47.	Successors and Assigns

The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to any limitations on assignments as contained in this Lease, and further provided, however, that if Landlord transfers or sells any portion or all of its interest in the Premises, Landlord’s transferee or purchaser shall be liable for the performance of the obligations of Landlord after the date of such transfer or sale during the time of its ownership and Landlord shall thereupon be released and discharged from any and all further obligations under this Lease as such owner in connection with the Premises or the portion thereof sold by it.

48.	Liability of Landlord and Tenant

No personal liability shall at any time be asserted against Landlord, or any partner, officer, director or shareholder of Landlord, directly or indirectly, based upon, arising out of or as a consequence of this Lease, the Premises, or the Landlord-Tenant relationship, all such liability, if any, being limited to Landlord’s interest in the Premises. No partner, officer, director or shareholder of Tenant shall have any personal liability, direct or indirect, based upon, arising out of or as a consequence of this Lease, the Premises or the Landlord-Tenant relationship, except as may be expressly provided for in a separate guaranty instrument.

49.	Waiver of Jury Trial

THE PARTIES HERETO DO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT ANY PARTY MAY HAVE TO A JURY TRIAL IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE PREMISES, OR THE LANDLORD-TENANT RELATIONSHIP.

36

50.	Expansion of Premises.

Landlord and Tenant acknowledge that under existing governmental land use and zoning laws and ordinances, the Buildings may be expanded by an estimated 27,000 square feet collectively (the “Maximum Addition”). Subject to the terms of Section 15(e) with regard to the termination of Tenant’s expansion rights, at any time during the initial term of this Lease or any Renewal Term, Tenant may elect to have Landlord expand the Premises by adding to either or both Buildings a certain square footage (the “Expansion Area”) provided that no Building may be expanded at any one time by less than 12,000 square feet and collectively over the term of this Lease, the expansion(s) shall not exceed the Maximum Addition. Landlord and Tenant shall enter into an amendment (the “Expansion Amendment”) to this Lease within thirty (30) days following Tenant’s notice of its expansion election to Landlord or as soon thereafter as feasible as more particularly described in Section 50(e). The Expansion Amendment shall provide, inter alia, the following:

(a) The Expansion Area shall become a part of the Premises and shall be subject to the same benefits and burdens as provided for the Premises under this Lease and Tenant’s and Landlord’s rights and obligations with respect to the Premises shall extend to the Expansion Area.

(b) The provisions under this Lease with respect to the initial Premises regarding the payment of Rental and all other Rent due shall also be applicable to the Expansion Area except that the annual minimum rent for the Expansion Area shall be calculated as follows (subject to recalculation for the cost of change orders not contemplated in the then most recently established Rental for the Expansion Area) and shall commence on the date that is thirty (30) days after Landlord’s delivery of possession of the substantially completed Expansion Area to Tenant (prorated for any partial month), and the same shall be payable in equal monthly installments together with the Rental described in this Lease for the initial Premises:

The greater of Eleven percent (11%) or the Current Rate (defined herein) of the sum of: (i) any brokerage fees—commissions paid by Landlord in connection with the expansion and any extended term required thereby; plus (ii) one hundred twenty percent (120%) of the out-of-pocket construction costs of the construction of the Expansion Area, including without limitation hard costs such as the payments to general contractor, other contractors and for materials and individual laborers and soft costs such as consulting fees, impact and permitting fees, architectural and engineering fees, builder’s risk insurances premiums payment and performance bonds, and construction financing costs (provided that the construction financing costs shall not exceed three percent (3%) of the other construction costs). (Example: if the construction costs equal $700,000 for a 10,000 square foot addition and the related brokerage commission is $27,000, then the additional annual minimum rent due thereon shall be $95,370, payable in monthly installments of $7,947.50, assuming that the eleven percent (11%) rate is applicable.) The “Current Rate” shall be equal to the sum of 300 basis points plus the Prime Rate (hereafter defined). The “Prime Rate” shall be the interest rate published under such title by the Wall Street Journal (or such other publication in the absence of the former) on the first publication date following the Tenant’s written notice of its expansion election to Landlord, or a comparable rate or index as of such date in the absence of a published prime rate.

(c) All remaining termination options, if any, shall be deemed cancelled and of no further force or effect and a new ten (10) year Lease term shall automatically be instituted for the previously existing Premises and the Expansion Area effective as of the first day of the first full month following Landlord’s delivery of possession of the substantially completed Expansion Area, or on the date of delivery if such date shall be the first day of the month. The new ten (10) year Lease term shall be treated like a Renewal Term with respect to the covenants of both parties under this Lease but shall not be deducted from the number of then remaining Renewal Terms under Section 3(b), all of which remaining Renewal Terms shall be exercisable in accordance with said Section 3(b) to be effective upon the expiration of the new term and subsequently exercised Renewal Terms. Notwithstanding anything to the contrary herein, the continuing five (5) year anniversary scheduled under Section 4(a) shall remain as scheduled based upon the original Rent Commencement Date with respect to the initial Premises leased to Tenant hereunder and the Rental pertaining thereto. With respect to any new Expansion Area, the same percentage Rental increases shall be applied to the increase in Rental attributable to the Expansion Area provided that each five (5) year anniversary shall be based upon the rent commencement date for said Expansion Area and not any prior rent commencement date. Notwithstanding potentially different five (5) year anniversary dates for Rental increases for the initial Premises and any expansions thereof, the term of the Lease for all Expansion Areas shall be coterminous with the term of the Lease for the initial Premises as automatically instituted pursuant to this Section 50(c) and as may thereafter be renewed pursuant to Section 3(b). If no Renewal Term then exists, Tenant shall be granted one

(1) additional ten (10) year renewal option with the same notice and other requirements set forth in Section 3(b) being applicable thereto.

(d) Tenant shall provide Landlord with all site plans and architectural plans and specifications (collectively, the “Plans”) necessary for contract bidding and permitting. The Plans shall be prepared by Florida licensed architects and, as applicable, engineers, all at Tenant’s sole cost and expense. Subject to Landlord’s approval of the Plans, not to be unreasonably withheld, Landlord shall submit the Plans to at least three (3) Florida licensed general contractors, up to two (2) of which may be named by Tenant, requesting bids for fixed cost contracts for construction of the Expansion Area (including all related site work). All bids received within forty-five (45) days following requests for bids to the first general contractor shall be reviewed by both Landlord and Tenant and one general contractor shall be agreed upon by Landlord and Tenant provided that if Landlord and Tenant’s first selection shall be of different general contractors, the lower bid contractor between the two (2) selected shall be awarded the contract, subject to the ability of Landlord to thereafter enter into a contract with the winning contractor.

(e) Upon calculation of the added Rental pursuant to this Section 50, Landlord and Tenant shall enter into the Expansion Amendment establishing the Expansion Area as part of the Premises and adjusting the Rental accordingly (subject to recalculation for the cost of subsequent change orders) and Tenant shall also deliver to Landlord a written affirmation from Guarantor of its continuing Guaranty and a recalculation of the aggregate amount of such Guaranty equal to 105% of the Rental for the Premises plus real property taxes (as estimated based upon the then most recent tax bill plus the then millage rate multiplied by the cost of construction of the Expansion Area), inclusive of the Expansion Area, for the new term established pursuant to Section 50(c), which recalculation shall be effective upon the commencement of such new term and an election by Tenant and Guarantor with respect to their election of one of the three (3) criteria as described in Exhibit “F”.

51.	Execution:

A faxed copy of this executed Lease shall be enforceable.

IN WITNESS WHEREOF, said parties have hereunto set their hands and seals as of the date first set forth above.

WITNESSES:		LANDLORD:

AIRPORT BAYWAY, INC., a Florida corporation

/s/ Illegible		By:	/s/ Mark E. Miller

Print Name:	Illegible		Mark E. Miller, Vice President

/s/ Raye Debona

Print Name:	RAYE DEBONA
TENANT:

GTE MEDIA VENTURES INCORPORATED, a Delaware corporation

/s/ Bethann C. Gundersen		By:	/s/ William D. Wilson

Print Name:	BETHANN C. GUNDERSEN	Name:	William D. Wilson

/s/ Gwen Horn		Title:	Illegible

Print Name:	Gwen Horn
APPROVED AS TO FORM AND LEGALITY
/s/ Illegible

Attorney, GTE Telephone Operations
Date: 10/27/97

LIST OF EXHIBITS

TO GTE-GANDY LEASE

A	-	Legal Description of Land

B	-	Form of Memorandum of Lease

C-1	-	New Roof and Roof Repair Specifications

C-2	-	Air Conditioning Unit Specifications

D	-	Estoppel Certificate

E	-	Subordination, Non-Disturbance and Attornment Agreement

F	-	Criteria and Terms for Release of Tenant/Guarantors upon Assignment of Lease

EXHIBIT “A”

The West 1/2 of the Northeast 1/4 of the Northwest 1/4 of Section 26, Township 30 South, Range 16 East, Pinellas County, Florida, lying North of the North right of way line of 28th Street Extension and being more particularly described as follows:

BEGIN at the Northwest corner of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on the West boundary thereof, South 00°13’53” West, a distance of 138.00 feet to the intersection with the northerly boundary of Parcel 6 of Gateway Centre Business Park according to the map or plat thereof as recorded in Plat Book 97, Page 1 of the Public Records of Pinellas County, Florida; thence on the Northerly boundary thereof, South 89°48’21” East, a distance of 331.28 feet to the Northeast corner of Parcel 6; thence on the East boundary thereof, South 00°28’13” East, a distance of 647.89 feet to a point of intersection with the Northerly right of way line of 28th Street Extension; thence on said right of way line on a curve, concave Southeasterly, having a radius of 6680.41 feet and a central angle of 03°27’58”, thence Northeasterly along the arc of said curve to the right, a distance of 404.14 feet, said arc subtended by a chord which bears North 53°30’45” East, a distance of 404.08 feet to the point of intersection with the East boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26, also being the West boundary of Parcel 7 of aforesaid Gateway Centre Business Park; thence on the West boundary thereof, North 00°10’06” East, a distance of 544.45 feet to the intersection with the North boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on said North boundary, North 89°48’17” West, a distance of 662.52 feet, to the Point of Beginning.

EXHIBIT “B”

This instrument was prepared by and return to:

Mark E. Miller, Esquire

Mark E. Miller, P. A.

3802 S. West Shore Blvd.

Tampa, FL. 33611

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE dated this 27 day of October, 1997, is by and between AIRPORT BAYWAY, INC, a Florida corporation (hereinafter referred to as “Landlord”), whose address is 3802 S, West Shore Blvd., Tampa, Florida 33611, and GTE MEDIA VENTURES INCORPORATED, a Delaware corporation, whose address is c/o Cushman & Wakefield of Florida, Inc., One Tampa City Center, Suite 1900, Tampa, Florida 33602, Attention: Lease Administrator (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of certain real property situated in the County of Pinellas, State of Florida, together with improvements thereon more particularly described in Exhibit “A” attached hereto and incorporated herein (the “Premises”); and

WHEREAS, the Lease provides that Landlord and Tenant shall execute and record memorandum of the Lease.

NOW, THEREFORE, in consideration of the execution of the Lease, of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency whereof being hereby acknowledged, Landlord and Tenant agree as follows:

1. The initial term of this Lease shall commence on October 27, 1997 (“Commencement Date”) and shall continue for a period of ten (10) years and 125 days, subject to certain termination rights in favor of Landlord and Tenant as expressly set forth in the Lease. Provided there is no uncured monetary default of Tenant then existing and notice of renewal is timely delivered, Tenant shall have the option to renew the term of the Lease three (3) times of ten (10) years each pursuant to the requirements and upon the terms and conditions as set forth in the Lease. Tenant shall notify Landlord in writing of its intent to exercise the renewal options not less than twelve (12) months prior to the expiration of the initial or any exercised renewal term.

2. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for all of its terms and conditions.

3. All parties and lienors and other persons are hereby placed on notice that the interest of the Landlord in the Premises shall not be subject to liens for improvements made by or on behalf of the Tenant upon the Premises, and Tenant shall have no authority to subject Landlord’s interest in the Premises to such claims or liens.

4. This Memorandum of Lease is entered into for recordation purposes only, and in no event shall it be deemed to supersede, modify or amend the Lease.

IN WITNESS WHEREOF, this Memorandum of Lease has been duly executed under seal as of the day and year first above written. Signed, sealed and delivered in the presence of:

WITNESSES:		AIRPORT BAYWAY, INC, a Florida corporation

/s/ Illegible		By:	/s/ Mark E. Miller

Illegible	(print name)		Mark E. Miller, as its Vice President

/s/ Cindy McGaughan

Cindy McGaughan	(print name)

GTE MEDIA VENTURES INCORPORATED, a Delaware corporation

/s/ Bethann C. Gundersen		By:	/s/ William D. Wilson

Bethann C. Gundersen	(print name)	Name:	William D. Wilson
		Title:	Illegible

/s/ Gwen Horn

Gwen Horn	(print name)

APPROVED AS TO FORM

BAKER & BOTTS, L.L.P.

By:	/s/ Illegible

STATE OF FLORIDA	)
)
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me this 21st day of Oct, 1997, by Mark E. Miller, as Vice President of Airport Bayway, Inc., a Florida corporation on behalf of the corporation. He is personally known to me, or has produced              as identification.

/s/ Cindy McGaughan

		Name:	Cindy McGaughan
Notary Public, State of Florida
(NOTARY SEAL)
My commission number is :
My commission expires :	[SEAL]		Cindy McGaughan
MY COMMISSION # CC636300 EXPIRES July 31, 2001 BONDED THRU TROY FAJN INSURANCE, INC.

STATE OF Texas	)
)
COUNTY OF Dallas	)

The foregoing instrument, was acknowledged before me this 27 day of October, 1997, by William D. Wilson, as President of GTE MEDIA VENTURES INCORPORATED, a Delaware corporation, on behalf of said entity. He/she is personally known to me, or has produced                                                       as identification

[SEAL]	BETHANN C. GUNDERSEN MY COMMISSION EXPIRES December 13, 2000	/s/ Bethann C. Gundersen

		Name:	Bethann C. Gundersen
Notary Public, State of Florida
(NOTARY SEAL)
My commission number is:
My commission expires:

EXHIBIT “A”

The West 1/2 of the Northeast 1/4 of the Northwest 1/4 of Section 26, Township 30 South, Range 16 East, Pinellas County, Florida, lying North of the North right of way line of 28th Street Extension and being more particularly described as follows:

BEGIN at the Northwest corner of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on the West boundary thereof, South 00° 13’53” “West, a distance of 138.00 feet to the intersection with the northerly boundary of Parcel 6 of Gateway Centre Business Park according to the map or plat thereof as recorded in Plat Book 97, Page 1 of the Public Records of Pinellas County, Florida; thence on the Northerly boundary thereof, South 89°48’21” East, a distance of 331.28 feet to the Northeast corner of Parcel 6; thence on the East boundary thereof, South 00°28’13” East, a distance of 647.89 feet to a point of intersection with the Northerly right of way line of 28th Street Extension; thence on said right of way line on a curve, concave Southeasterly, having a radius of 6680.41 feet and a central angle of 03°27’58”, thence Northeasterly along the arc of said curve to the right, a distance of 404.14 feet, said arc subtended by a chord which bears North 53°30’45” East, a distance of 404.08 feet to the point of intersection with the East boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26, also being the West boundary of Parcel 7 of aforesaid Gateway Centre Business Park; thence on the West boundary thereof, North 00°10’06” East, a distance of 544.45 feet to the intersection with the North boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on said North boundary, North 89°48’17” West, a distance of 662.52 feet, to the Point of Beginning.

EXHIBIT “B”

This instrument was prepared by and return to:

Mark E. Miller, Esquire

Mark E. Miller, P.A.

3802 S. West Shore Blvd.

Tampa, FL. 33611

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE dated this                      day of October, 1997, is by and between AIRPORT BAYWAY, INC, a Florida corporation (hereinafter referred to as “Landlord”) , whose address is 3802 S. West Shore Blvd., Tampa, Florida 33611, and GTE MEDIA VENTURES INCORPORATED, a Delaware corporation, whose address is c/o Cushman & Wakefield of Florida, Inc., One Tampa City Center, Suite 1900, Tampa, Florida 33602, Attention: Lease Administrator (hereinafter referred to as “Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord is the owner of certain real property situated in the County of Pinellas, State of Florida, together with improvements thereon more particularly described in Exhibit “A” attached hereto and incorporated herein (the “Premises”); and

WHEREAS, the Lease provides that Landlord and Tenant shall execute and record a memorandum of the Lease.

NOW, THEREFORE, in consideration of the execution of the Lease, of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency whereof being hereby acknowledged, Landlord and Tenant agree as follows:

1. The initial term of this Lease shall commence on                          (“Commencement Date”) and shall continue for a period of ten (10) years and                  days, subject to certain termination rights in favor of Landlord and Tenant as expressly set forth in the Lease. Provided there is no uncured monetary default of Tenant then existing and notice of renewal is timely delivered, Tenant shall have the option to renew the term of the Lease three (3) times of ten (10) years each pursuant to the requirements and upon the terms and conditions as set forth in the Lease. Tenant shall notify Landlord in writing of its intent to exercise the renewal options not less than twelve (12) months prior to the expiration of the initial or any exercised renewal term.

2. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for all of its terms and conditions.

3. All parties and lienors and other persons are hereby placed on notice that the interest of the Landlord in the Premises shall not be subject to liens for improvements made by or on behalf of the Tenant upon the Premises, and Tenant shall have no authority to subject Landlord’s interest in the Premises to such claims or liens.

4. This Memorandum of Lease is entered into for recordation purposes only, and in no event shall it be deemed to supersede, modify or amend the Lease.

IN WITNESS WHEREOF, this Memorandum of Lease has been duly executed under seal as of the day and year first above written. Signed, sealed and delivered in the presence of:

WITNESSES:		AIRPORT BAYWAY, INC, a Florida corporation

By:

	(print name)		Mark E. Miller, as its

Vice President

(print name)

GTE MEDIA VENTURES INCORPORATED, a Delaware corporation

By:

(print name)	Name:	William D. Wilson

Title:

(print name)

STATE OF FLORIDA	)
)
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me this          day of             , 1997, by Mark E. Miller, as Vice President of Airport Bayway, Inc., a Florida corporation on behalf of the corporation. He is personally known to me, or has produced                  as identification.

Name:

Notary Public, State of Florida
(NOTARY SEAL)

My commission number is:

My commission expires:

STATE OF _________________	)
)
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this              day of October, 1997, by William D. Wilson, as                                  of GTE MEDIA VENTURES INCORPORATED, a Delaware corporation, on behalf of said entity. He/she is personally known to me, or has produced                                               as identification

Name:

Notary Public, State of Florida
(NOTARY SEAL)
My commission number is:
My commission expires:

EXHIBIT “C-l”

[GRAPHIC]

PHONE: 823-7700	2430-30th AVENUE NORTH	ST.PETERSBURG, FL 33713	CC C026470

ESTIMATE AND AGREEMENT

Contractor/Owner	Bayway Management	October 14, 1997

Address	Attention : Steve Zaritsky 3802 Westshore Boulevard, Tampa, Florida 33611

Work to be done at	3001 Gandy Boulevard, Pinellas County

We agree to furnish all labor and material necessary to complete, as follows:

To remove existing roof systems (2) and insulation down to metal deck on main building.

To mechanically attach 1.8” isocyanurate insulation to metal deck with a 3/4” perlite overlay insulation mopped in hot asphalt with joints staggered for a total “R” value of 14.5.

To install tapered perlite crickets between scuppers.

To install four ply gravel surfaced built-up roof equal to Tamko

Specification No. 503 which includes 4 type 6 fiberglass felts mopped in hot asphalt with a river gravel surface set in flood coat of hot asphalt.

To flash curbs and walls with a 5” cant strip and one premium modified bitumen set in flashing cement.

To fabricate and install 24 gauge stainless steel exhaust vents to replace existing.

To install 24 gauge stainless steel scuppers to replace existing.

To install 24 gauge galvanized counter flashing at dividing wall.

To install pressure treated wood nailer at top of walls and install new .032 prefinished aluminum coping.

To install .032 prefinished aluminum conductor heads and downspouts at scuppers.

To fill in with insulation all curb changes (deck work by mechanical contractor) .

Carpentry or deck repairs to be done on a time and material basis ($35.00 per man hour & material cost + 25% markup on materials).

Contract Price	$78,500.00

NOTE: Tamko Specification No. 503 has a gravel surface as opposed to aluminum roof coating. Insulation system is flat, however, the existing 3/16” structural slope in combination with crickets at the bottom of slope will meet manufacturer’s requirements for positive drainage and will be dry within a 48 hour period.

ALTERNATE ONE: OUT BUILDING – To perform maintenance work including: Installation of sealant & membrane at gravel stop joints, restripping gravel stop flange (approximately 40’), caulking coping laps, install sealant & membrane and coating base flashing, clean debris off roof, Contract Price $1,200.00

Contract price $	as above	payable	1/3 when material are delivered and work begins, 1/3 when 1/2 complete, balance on completion.

If Silvers Systems Inc. is delayed at any time in the progress of the work by labor diputes, fire, unusual delay in transportation, unavoidable casualties, shortages of materials, propane, gasoline, or any causes beyond our control, then the contract time shall be extended by mutual agreement between Silvers Systems Inc. and the Owner and/or Owner’s Agent.

Silvers Systems Inc. shall not be liable for any leaks or damages to the building or contents where said leaks or damages are caused by fire, acts of God, or by other trades damaging roof or causing openings to be made during construction of roof.

LIMITED WARRANTY: Should any reasonable complaint occur within the period of this limited warranty due to defective material or workmanship furnished by us, we hereby agree to repair same without charge upon receipt of proper notice, provided that payment has not been withheld. This limited warranty does not cover faulty conditions caused by Improper construction by others, fire, acts of God or man, nor to damage caused by fastenings or openings installed by others. No liability is assumed for any damage to building or contents. This limited warranty is limited in time to the period stated hereunder and is in lieu of all other warranties expressed, implied, or otherwise, but in no event shall any warranty which may be implied by law extend beyond the period of this limited warranty.

Period of Limited Warranty: Five years from date of completion from SSI.

20 year NDL warranty from manufacturer.

The undersigned acknowledges receipt of a true copy of this agreement and acknowledges that he has road and knows the contents thereof. This agreement must be acknowledged by the Owner and/or Owner’s Agent and a copy attached to any additional contract forms.

Contractor/Owner
SILVERS SYSTEMS INC.		Owner’s Agent:

By:	/s/ Michael J. Silvers	By:

Michael J. Silvers, CPRC, President

Date:	October 14, 1997	Date:

EXHIBIT “C-2”

[GRAPHIC]	Contract

4116 GUNN HWY, TAMPA, FLORIDA 33624

(813) 961-7885 - 1-800-833-7895

Contract submitted to:	BAY WAY INVESTMENTS	Plan no.	Date	OCTOBER 7, 1997

Street	4924 ANDROS DRIVE	Job name		GTE

City, state, zip code	TAMPA, FL 33629	Job location 3001 GANDY BLVD., ST. PETE. FL

Phone	813-839-7500 8l3-839-708l FAX	Job phone

TO FURNISH & INSTALL

We hereby contract:

BUILDING A & B - REMOVE EXISTING ROOF TOP UNITS & SPLIT SYSTEMS INCLUDING ROOF CURBS & DISCONNECTS, DISPOSE OF THE SAME.

BUILDING A - FURNISH & INSTALL NEW CARRIER 12-1/2 TON SPLIT SYSTEM MODEL #38AK014 WITH MATCHING AIR HANDLER & ELECTRIC STRIP HEATER: NEW AUTOMATIC THERMOSTAT: SMOKE DETECTOR

BUILDING B - FURNISH & INSTALL

2 - 7-1/2 TON CARRIER ROOF TOP UNITS MODEL #50TJD0B

1 - CARRIER 10 TON ROOF TOP UNIT MODEL #50TJ012

2 - CARRIER 20 TON ROOF TOP UNITS MODEL #50TJ024

ALL UNITS TO INCLUDE FACTORY ROOF CURBS, MANUAL OUTSIDE AIR DAMPERS, ELECTRIC STRIP HEAT DISCONNECT SWITCH, DELUXE THERMOSTAT, SMOKE DETECTOR, 4 DROP DOWN ON SUPPLY & RETURN, STEEL ROOF SUPPORT FOR ROOF TOP UNITS #S 3, 4 & 5

ALL ITEMS NECESSARY FOR COMPLETE TURN KEY CHANGE OUT

ALL SYSTEMS INCLUDE START, TEST, & 1 YEAR PARTS & LABOR WARRANTY.

ALL SYSTEMS MEET ASHRAE STANDARD 52-1989, OUTDOOR AIR REQUIREMENTS FOR VENTILATION BASED ON STANDARD OFFICE SPACE FOR THE TAMPA BAY AREA (7 PERSONS PER 1,000 S.F. AT 20 CFM’S PER PERSON)

ITEMS EXCLUDED: ROOF FILL IN, FLASHING, & DRY IN

We contract hereby to furnish complete as above specified, for the sum of:

SIXTY NINE THOUSAND EIGHT HUNDRED FORTY EIGHT DOLLARS AND 00/00 _________________________

___________________________________________________________________________________________ dollars ($69,848.00) Payment terms will be: 100% DUE UPON COMPLETION

It is agreed and understood by the parties that all equipments and parts which are sold ___________ _______________________________________________________________________________

NUCCIO HTG. & A/C INC.	I have authority to order the works as outlined above. I agree to pay all cost and reasonable attorney’s fees if this contract is place in the hands of an attorney for collection.

UNLESS OTHERS AGREED TO IN-WRITING THE TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE SHALL GOVERN THE PERFORMANCE OF THE SERVICES SET FORTH ABOVE.

SIGNATURE	/s/ Illegible	SIGNATURE

This Contract expires 12-31-97	DATE

4116 GUNN HIGHWAY • TAMPA, FLORIDA 33624 • (813) 961-7895 • 1-800-833-7895 • FAX (813) __2-434_

FL - CAC014385 • OK - 040579 • TN - CMC-C34481 • TX - TACLB012675E • WV - WV025470

GA • CN006479 • SC - M-38_5 • NC - 18_90 • VA - 2705-028158A • AL-95OI7

[GRAPHIC]

October 7, 1997

Steve Zaritsky

Bay Way Investments

4924 Andros Drive

Tampa, FL 33629

RE: GTE BUILDING, GANDY BLVD.

In reference to your letter of October 6, we need to revise the quote as follows.

BUILDING A - Stays the Sam_.

BUILDING B - In lieu of using curb adapters, we need to remove existing units & curbs, weld in new structural frames for RTU #’s 3, 4, & 5. When this happens there will be some gaps in the roof, to be filled in by the roofing contractor.

The new price for Building B - $59,648.

The curb dimensions are as follows:

RTU #1 & #2	Existing curb size - 45” x 68”, New curb size - 49” x 78”

RTU #3	Existing curb size - 78” x 57”, New curb size - 49” x 78”

RTU #4 & #5	Existing curb size - 92” x 109”, New curb size - 67” x 74”

RTU #1 & #2 do not require additional framing or roof work, other than dry in. RTU’s #3, #4, & #5 require new frames and roof fill in. This price also includes new 4’ drop downs for the new systems. Drop downs will not be tied into existing duct work, but will be left to attach to a new duct system.

If you have any questions, please feel free to contact me. Thank you.

Sincerely,

/s/ W. E. Edmonson, Jr.

W. E. Edmonson, Jr.

WE/cmw

4116 GUNN HIGHWAY • TAMPA, FLORIDA 33624 • (813) 961-7895 • 1-800-833-7895 • FAX (813) 962-4349

FL - CAC014385 • OK - 040579 • TN - CMC-C34481 • TX - TACLB012675E • WV - WV025470

GA • CN006479 • SC - M-38_5 • NC - 18_90 • VA - 2705-028158A • AL - 95017

GTE MEDIA VENTURES INCORPORATED

3001 GANDY BOULEVARD

PINELLAS PARK LEASE

LEASE SUMMARY

This Lease Summary summarizes basic lease information. It is not part of the Lease.

Landlord:	Airport Bayway, Inc.

Tenant:	GTE Media Ventures Incorporated

Guarantor:	GTE Corporation

Property:	3001 Gandy Boulevard, Pinellas Park, Florida 34665

Area of Leased Premises:	6.057 acres

Buildings Square Footage:	21,419 square feet - Building 1: 16,384 sq. ft.
Building 2: 5,035 sq. ft.

Existing Parking Spaces:	269 existing parking spaces (12.51 per 1,000 sq. ft.)

Approximate Additional Buildable Square Footage:	27,000 (for a total of 48,419 s.f.)

Expansion Rights:	Tenant may elect to have Landlord expand the square footage of the Building up to 27,000 square feet in increments of no less than 12,000 square feet, provided that all termination rights shall be waived and a new ten (10) year term will be instituted. The rent for the expansion space shall be equal to an 11% return on (a) the construction costs plus (b) applicable additional leasing brokerage fees.

Lease Term:	Ten (10) year(s) Sixty-Five (65) days

Renewal Terms:	Three (3) Terms of Ten (10) years each

Early Termination Option:

(a)    61st month Termination Right with a termination fee equal to: (i) $224,970.90 plus (ii) the unamortized portion of the leasing commission plus (iii) the property taxes for the year of termination prorated as of the effective termination date.

(b)    91st month Termination Right with a termination fee equal to (i) $168,728.17 plus (ii) the unamortized portion of the leasing commission plus (iii) the property taxes for the year of termination prorated as of the effective date.

Date of Lease:	October ___, 1997

Lease Commencement Date:	October 27, 1997

Rent Commencement Date:	December 26, 1997

Lease Expiration Date:	February 29, 2008 (subject to Tenant’s Termination Rights Above)

Initial Annual Minimum Rent:	$293,440.30 payable in monthly installments of $24,453.36 (plus sales tax) (15% increase on each 5 year anniversary of Rent Commencement Date)

GTE MEDIA VENTURES INCORPORATED

3001 GANDY BOULEVARD

PINELLAS PARK LEASE

LEASE SUMMARY

This Lease Summary summarizes basic lease information. It is not part of the Lease.

Landlord:	Airport Bayway, Inc.

Tenant:	GTE Media Ventures Incorporated

Guarantor.	GTE Corporation

Property:	3001 Gandy Boulevard, Pinellas Park, Florida 34665

Area of Leased Premises:	6.057 acres

Buildings Square Footage:	21,419 square feet - Building 1: 16,384 sq.ft.
Building 2: 5,035 sq. ft.

Existing Parking Spaces:	269 existing parking spaces (12.51 per 1,000 sq. ft.)

Approximate Additional Buildable Square Footage:	27,000 (for a total of 48,419 s.f.)

Expansion Rights:	Tenant may elect to have Landlord expand the square footage of the Building up to 27,000 square feet in increments of no less than 12,000 square feet, provided that all termination rights shall be waived and a new ten (10) year term will be instituted. The rent for the expansion space shall be equal to an 11% return on (a) the construction costs plus (b) applicable additional leasing brokerage fees.

Lease Term:	Ten (10) year(s) Sixty-Five (65) days

Renewal Terms:	Three (3) Terms of Ten (10) years each

Early Termination Option:

(a)    61st month Termination Right with a termination fee equal to: (i) $224,970.90 plus (ii) the unamortized portion of the leasing commission plus (iii) the property taxes for the year of termination prorated as of the effective termination date.

(b)    91st month Termination Right with a termination fee equal to (i) $168,728.17 plus (ii) the unamortized portion of the leasing commission plus (iii) the property taxes for the year of termination prorated as of the effective date.

Date of Lease:	October ___, 1997

Lease Commencement Date:	October 27, 1997

Rent Commencement Date:	December 26, 1997

Lease Expiration Date:	December 31, 2004 (subject to Tenant’s Termination Rights Above)

Initial Annual Minimum Rent:	$293,440.30 payable in monthly installments of $24,453.36 (plus sales tax) (15% increase on each 5 year anniversary of Rent Commencement Date)

Landlord’s Work:	New Roof on Building One; plus necessary repairs to Roof on Building Two; plus New HVAC units for both Buildings One and Two.

Tenant pays Personal and Real Property Taxes:	$27,021.13 Real Property Tax Estimate

Tenant pays Insurance Premiums:	$2,944.00 per year (cst.)

Tenant’s Responsibilities:	Tenant pays cost of maintenance/repair/operation of Property except for Landlord’s express responsibilities.

Landlord’s Responsibilities:	Landlord pays cost of maintenance/repair of roof and structure and water/sewer utility lines to Buildings.

Late Charge/Grace Period:	Lesser of $250.00 or 2.0% after 10th day

Leasing Broker:	Cushman & Wakefield of Florida, Inc. One Tampa City Center Tampa, Florida 33602 Attn: Jeff Bulejcik

Tenant’s Notice Address:	GTE Media Ventures Incorporated c/o Cushman & Wakefield of Florida, Inc. One Tampa City Center, Suite 1900 Tampa, Florida 33602 Attn: Lease Administrator

Tenant’s Legal Counsel:	Baker & Botts, LLP 2001 Ross Avenue Dallas, TX 75201 Attn: Joel Overton, Jr.

Landlord’s Notice Address:	Airport Bayway, Inc. 3802 S. West Shore Boulevard Tampa, Florida 33611 Attn: Mark E. Miller

EXHIBIT “D”

ESTOPPEL CERTIFICATE

The undersigned hereby certifies to                                                                                   and its affiliates and their respective successors and assigns (“Addressee”) that, as of                     , 19    :

1. GTE Media Ventures Incorporated, a Delaware corporation (the “Tenant”) is the tenant under the lease (the “Original Lease”) dated                     , 1997, by and between Tenant and Airport Bayway, Inc., a Florida corporation (the “Landlord”), as landlord, affecting premises commonly known as 3001 Gandy Boulevard, Pinellas Park, Florida (the “Premises”).

2. Tenant has accepted possession of and is currently open for business in the Premises, and acknowledges that Landlord has completed all of the improvements, if any, required to be made by it, to Tenant’s satisfaction.

3. A true and complete copy of the original Lease and all amendments thereto is attached hereto as Exhibit A. The Original Lease has not been modified or amended, except as follows:                                                                                                                                                                                                                               attached as part of Exhibit A (the Original Lease, as so amended, is herein called the “Lease”).

4. The date upon which the term of this Lease actually commenced was                      and shall expire on                     , unless sooner terminated or renewed pursuant to the terms of this Lease up to three (3) renewals of ten (10) years each. This Lease is in ful1 force and effect, no contingencies to the Lease remain in existence under Section 2 of the Lease or otherwise and the Lease is the only agreement between Landlord and Tenant relating in any way to the Premises, except                                                                              .

5. All conditions to Tenant’s obligation to pay all rents and other payments required under this Lease have been satisfied and rent commenced on                             . No such rents or other payments have been paid more than one (1) month in advance of their due date. The annual minimum rent is currently $                                    .

6. To the best of Tenant’s knowledge, there is no existing default or claimed default by either Landlord or Tenant under this Lease. To the best of Tenant’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant under this Lease. To the best of Tenant’s knowledge Tenant has no existing defenses or offsets against Landlord’s enforcement of the Lease, and no charge, lien or claim of offset against rents due or to become due under the Lease.

7. No actions, voluntary or otherwise, are pending against Tenant or any of its shareholders under any bankruptcy, receivership, insolvency or similar laws of the United States or any state thereof.

The undersigned Tenant acknowledges that Addressee(s) will rely on this Estoppel Certificate and that any lender and/or successor or assign of Addressee(s) shall also be entitled to rely on the statements made herein.

“TENANT”

GTE MEDIA VENTURES INCORPORATED, a Delaware corporation

By:

Print Name:

Title:

EXHIBIT “E”

This instrument Prepared by

and Return to:

Mark E. Miller, Esquire

Mark E. Miller, P.A.

3802 S. West Shore Boulevard

Tampa, Florida 33611

SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made on                         , 19    , by Landlord, Tenant and Lender (each hereafter defined).

R E C I T A L S:

Landlord and Tenant have entered into the Lease with respect to the Premises (hereafter defined). The Premises covers all of the Property (hereafter defined). Lender has agreed to make the loan to Landlord and to accept the Mortgage (hereafter defined) on the Premises as partial security for repayment of the loan and performance of Landlord’s obligations related to the loan. However, as a condition to making the loan, Lender has required a subordination of the Lease (hereafter defined) to the Mortgage. Tenant is willing to subordinate the Lease to the Mortgage so long as Tenant is assured that its possession of the Premises will not be disturbed. Accordingly, Landlord, Tenant and Lender agree that:

1. Definitions.

A. Date:                         , 19     .

B. Landlord:     .

C. Lease: the Lease dated                     , 19     , between Landlord and Tenant.

D. Lender:                                                                  , its successors and assigns, and anyone else who succeeds to Landlord’s interest in the Lease through foreclosure (both judicial and power-of-sale), or deed in lieu of foreclosure.

E. Loan: a loan of $                     by Lender to Landlord.

F. Mortgage: the Mortgage, Security Agreement and Assignment of Rents and Leases, dated                         , 19    , between Landlord and Lender, and any extensions, modification, renewals, substitutions, replacements, or consolidations of any of them.

G. Premises: the subject matter of the Lease located at 3001 Gandy Boulevard, Pinellas Park, Florida 34665.

H. Property: the real property described in Exhibit “A” to this Agreement.

I. Tenant: GTE Media Ventures Incorporated.

2. Nondisturbance. So long as no uncured event of default under the Lease is in existence beyond any applicable grace or curative period, Lender will not disturb Tenant’s possession of the Premises.

3. Attornment. If Lender succeeds to Landlord’s interest in the Lease, Tenant will be bound to Lender according to the Lease for the balance of the term of the Lease and any extension of the Lease as if Lender were the Landlord under the Lease, and Tenant will attorn to Lender as its Landlord, immediately upon Lender’s succeeding to the interest of Landlord under the Lease; and Tenant will be obligated to pay rent to Lender upon Tenant’s receipt of written notice from Lender that it has succeeded to the interest of Landlord in the Lease. Subject to Paragraph 4, upon such attornment the rights and obligations of Tenant and Lender will be the same as they would have been if Lender had been landlord under the Lease. Notwithstanding the terms of this Paragraph 3, Tenant will be obligated to pay rent directly to Lender prior to Lender’s succeeding to Landlord’s interest in the Lease upon the earlier of Tenant’s receipt of a copy of (a) notice from Lender to Tenant that Landlord is in default under the terms and conditions of the Note evidencing the Loan and/or the loan instruments securing same and that Landlord has failed to cure said default within the cure period permitted and instructing Tenant to pay all rents under the Lease to Lender from and after said notice, by virtue of the authority herein and in the Assignment of Rents and Leases recorded at O.R. Book             , Page             , Public Records of Pinellas County, Florida; (b) an order of sequestration in favor of Lender; or (c) notice of Lender having taken possession of the Premises either by consent or by the appointment of a receiver. Tenant is hereby expressly authorized and directed by Landlord to pay in accordance with this Paragraph 3 any and all amounts due Landlord pursuant to the Lease to Lender or such nominee as Lender may designate in writing delivered to and received by Tenant, said Tenant being expressly relieved of any and all duty, liability or obligation to Landlord in respect of all payments so made.

4. Limitation on Lender’s Obligations. If Lender succeeds to the interest of Landlord in the Lease, Lender will not be:

a. Liable for any act or omission of any prior landlord (including Landlord), unless and to the extent Lender continues such act or omission; or

b. Subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord) unless and to the extent Lender continues the act or omission which gave rise to such offset or defense; or

c. Bound by any rent or additional rent or advance rent which Tenant may have paid for more than the then current month to any prior landlord (including Landlord) and all such rent will remain due and owing without regard to such advance payment except to the extent Lender actually receives such rent from such prior Landlord; or

d. Bound by any amendment or modification of the Lease made without Lender’s consent and written approval.

5. Subordination. Subject to the terms of this Agreement, the Lease now is, and will be, subject and subordinate to the Mortgage. This Agreement will not limit Lender’s rights under the Mortgage or any other instruments executed in connection with the Loan.

6. Limitation on Tenant’s Rights. In the absence of Lender’s prior written consent, Tenant will not: (a) prepay the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with Landlord to amend or modify the Lease, or (c) voluntarily surrender the Premises or terminate the Lease except pursuant to the terms of the Lease.

7. Curing Defaults; Landlord’s Termination. If Landlord fails to perform any of its obligations under the Lease, Tenant will give written notice of the failure to Lender and Lender will have the right (but not the obligation) to cure such failure. Tenant will not take any action with respect to such failure under the Lease, including without limitation any action to terminate, rescind, or avoid the Lease or to withhold any rent under the Lease, for a period of thirty (30) days after receipt of such written notice by Lender; however, in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Lender proceeds promptly to cure such failure and prosecutes the curing of such failure with diligence and continuity, the time within which such failure may be cured will be extended for such period as may be reasonably necessary to complete the curing of such failure with diligence and continuity (but in no event shall such additional period exceed ninety (90) days). If Landlord exercises its rights to terminate the Lease pursuant to Section 18 or Section 19 of the Lease, Lender will have the right (but not the obligation) to elect to repair or restore the Premises. Lender will give Tenant notice of its election (if at all) within fifteen (15) days after Landlord terminates the Lease. If Lender so elects to repair or restore the Premises, Landlord’s termination of the Lease will be ineffective and Lender will have the right to repair or restore the Premises within the periods set forth in relevant paragraphs of the Lease, but any such election by Lender shall not affect Tenant’s rights under Sections 18 and 19 of the Lease.

8. Amendments and Binding Effect. This Agreement may be modified only by an agreement in writing signed by Landlord, Tenant and Lender. Subject to Section 15 of the Lease, this Agreement will inure to the benefit of and will be binding upon Landlord, Tenant and Lender, their successors and assigns.

9. Counterparts. This Agreement may be executed in several counterparts, and, when executed by Landlord, Tenant and Lender, will constitute one agreement, binding upon them, even though they are not signatories to the original or the same counterpart.

10. Notices. All notices under this Agreement will be in writing and will be considered properly given if mailed by first class United States mail, postage prepaid, registered, or certified with return receipt requested, or if personally delivered to the intended addressee, or by prepaid telegram. Notice by mail will be effective two (2) days after deposit in the United States mail. Notice given in any other manner will be effective when received by the addressee. For purposes of notices, the addresses of Landlord, Tenant and Lender are:

Landlord:	Airport Bayway, Inc.
3802 S. Westshore Boulevard
Tampa, Florida 33611
Attention: Mark E. Miller

Tenant:	GTE Media Ventures Incorporated
c/o Cushman & Wakefield of Florida, Inc.
One Tampa City Center, Suite 1900
Tampa, Florida 33602
Attn: Lease Administrator

With a copy to:	Baker & Botts, LLP
2001 Ross Avenue
Dallas, Texas 75201
Attn: Joel Overton, Jr.

Lender:

Any of them may change its address for notice to any other location within the continental United States by the giving of thirty (30) days notice in the manner set forth in this paragraph.

Landlord, Tenant and Lender have executed this Agreement as of the              day of             , 19    .

LANDLORD:

AIRPORT BAYWAY, INC., A Florida corporation

By:

Name:	Mark E. Miller
Title:	Vice President

TENANT:

GTE MEDIA VENTURES INCORPORATED, a Delaware corporation

By:

Name:

Title:

LENDER:

___________________________________________ a ____________________

By:

Name:

Title:

STATE OF FLORIDA	)
)
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me this              day of                             , 19    , by Mark E. Miller, as Vice President of Airport Bayway, Inc., a Florida corporation, on behalf of the corporation He is personally known to me, or has produced                                      as identification.

Name:

Notary Public, State of Florida

(NOTARY SEAL)

My commission number is:
My commission expires:

EXHIBIT “F”

The criteria refered to in Section 15 of the Lease shall mean the three (3) ratings set forth below:

(i)	a D&B rating of 4A2 or better (as more fully defined below), however if Assignee does not meet the standard set forth in Section(ii) or (iii) below then the expansion rights under Section 50 shall be eliminated and Tenant will have no right to expand the Premises; or

(ii)	a S&P rating of BBB- or better (as more fully defined below) in which event the expansion rights under Section 50 will remain enforceable, provided, however, that the phrase “one hundred twenty percent (120%) of” shall be deleted from Section 50(b)(ii) and thereby from the rent calculation for the Expansion Area: or

(iii)	a D&B rating of 4A1 or better (as more fully defined below), in which event the expansion rights under Section 50 shall remain enforceable without modification.

Tenant and Guarantor will be required to make the election between the standard set forth in (ii) or (iii) above only at such time as Tenant elects to expand the Premises or at such time as Tenant elects to assign its interests under the Lease, whichever is earlier. If Tenant elects to assign the Lease to an Assignee that is not a subsidiary or affiliate of Guarantor and otherwise not unreasonably objected to by Landlord pursuant to Section 15 of the Lease and meets ore or more of the criteria (i),(ii) or (iii) above, it will have effectively selected from among the three (3) criteria by virtue of the highest of the three (3) criteria that the Assignee then meets. If prior thereto Tenant elects to expand the Premises, it must simultaneously select either criteria (ii) or (iii) above for the release of GTE for any future assignment; as the criteria (i) above will no longer be available. The selection whether implicitly or expressly made by Tenant will establish the criteria for the release of any assignee upon any future assignment of their interests under the Lease.

For the purposes of this Exhibit “F” all terms used herein and not otherwise defined below shall have the same meaning as set forth in the body of the Lease and the following terms shall have the meaning set forth next to each such term:

•	Assignee shall mean a prospective assignee of Tenant’s interests and obligations under the Lease or, if applicable, a substitute guarantor assuming the obligations of the Guarantor under the Guaranty.

•	“a D&B rating of 4A2 or better” shall mean a rating issued by Dun & Bradstreet for an Assignee with a “Rating Classification” of 4A or better and a “Composite Credit Appraisal” of 2 or better, as such terms are defined by D&B, or if D&B does not then have a current rating for the Assignee then the term shall also refer to an Assignee whose net worth, and history information if evaluated by D&B would result in an equivalent or better Rating Classification and Composite Credit Appraisal as stated above.

•	“a S&P rating of BBB- or better” shall mean a rating issued by Standard & Foors for an Assignee with a corporate debt rating of BBB- or better or if S&P does not then have a current rating for the Assignee then the term shall also refer to an Assignee whose financial condition and history and any other parameters typically evaluated by S&P for issuance of a corporate rating would result in a rating of BBB- or better or who would be deemed an investment grade credit by permanent loan lending institutions.

•	“a D&B rating of 4A1 or better” shall mean a rating issued by Dun & Bradstreet with a Rating Classification of 4A or better and a Composite Credit Appraisal of 1 or if D&B does not then have a current rating for the Assignee then the term shall also refer to an Assignee whose net worth, payment and history information if evaluated by D&B would result in an equivalent Rating Classification and Composite Credit Appraisal as stated above.

This instrument Prepared by and Return to:

Mark E. Miller, Esquire

Mark E. Miller, P.A.

3802 S. West Shore Boulevard

Tampa, Florida 33611

SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made on October 27, 1997, by Landlord, Tenant and Lender (each hereafter defined).

RECITALS:

Landlord and Tenant have entered into the Lease with respect to the Premises (hereafter defined). The Premises covers all of the Property (hereafter defined). Lender has agreed to make the loan to Landlord and to accept the Mortgage (hereafter defined) on the Premises as partial security for repayment of the loan and performance of Landlord’s obligations related to the loan. However, as a condition to making the loan, Lender has required a subordination of the Lease (hereafter defined) to the Mortgage. Tenant is willing to subordinate the Lease to the Mortgage so long as Tenant is assured that its possession of the Premises will not be disturbed. Accordingly, Landlord, Tenant and Lender agree that:

1. Definitions.

A. Date: October 27, 1997.

B. Landlord: Airport Bayway, Inc.

C. Lease: the Lease dated October 27, 1997, between Landlord and Tenant.

D. Lender: South Trust Bank, National Association, its successors and assigns, and anyone else who succeeds to Landlord’s interest in the Lease through foreclosure (both judicial and power-of-sale), or deed in lieu of foreclosure.

E. Loan: a loan of $1,455,000.00 by Lender to Landlord.

F. Mortgage: the Mortgage, Security Agreement and Assignment of Rents and Leases, dated October 27, 1997, between Landlord and Lender, and any extensions, modification, renewals, substitutions, replacements, or consolidations of any of them.

G. Premises: the subject matter of the Lease located at 3001 Gandy Eoulevard, Pinellas Park, Florida 34665.

H. Property: the real property described in Exhibit “A” to this Agreement.

I. Tenant: GTE Media Ventures Incorporated.

2. Nondistubance. So long as no uncured event of default under the Lease is in existence beyond any applicable grace or curative period, Lender will not disturb Tenant’s possession of the Premises.

3. Attornment. If Lender succeeds to Landlord’s interest in the Lease, Tenant will be bound to Lender according to the Lease for the balance of the term of the Lease and any extension of the Lease as if Lender were the Landlord under the Lease, and Tenant will attorn to Lender as its Landlord, immediately upon Lender’s succeeding to the interest of Lardlord under the Lease; and Tenant will be obligated to pay rent to Lender upon Tenant’s receipt of written notice from Lender that it has succeeded to the interest of Landlord in the Lease Subject to Paragraph 4, upon such attornment the rights and obligations of Tenant and Lender will be the same as they would have been if Lender had been landlord under the Lease. Notwithstanding the terms of this Paragraph 3, Tenant will be obligated to pay rent directly to Lender prior to Lender’s succeeding to Landlord’s interest in the Lease upon the earlier of Tenant’s receipt of a copy of (a) notice from Lender to Tenant that Landlord is in default under the terms and conditions of the Note evidencing the Loan and/or the loan instruments securing same and that Landlord has failed to cure said default within the cure period permitted and instructing Tenant to pay all rents under the Lease to Lender from and after said notice, by virtue of the authority herein and in the Assignment of Rents and Leases recorded at O.R. Book             , Page             , Public Records of Pinellas County, Florida; (b) an order of sequestration in favor of Lender; or (c) notice of Lender having taken possession of the Premises either by consent or by the appointment of a receiver. Tenant is hereby expressly authorized and directed by Landlord to pay in accordance with this Paragraph 3 any and all amounts due Landlord pursuant to the Lease to Lender or such nominee as Lender may designate in writing delivered to and received by Tenant, said Tenant being expressly relieved of any and all duty, liability or obligation to Landlord in respect of all payments so made.

4. Limitation on Lender’s Obligations. If Lender succeeds to the interest of Landlord in the Lease, Lender will not be:

a. Liable for any act or omission of any prior landlord (including Landlord), unless and to the extent Lender continues such act or omission; or

b. Subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord) unless and to the extent Lender continues the act or omission which gave rise to such offset or defense; or

c. Found by any rent or additional rent or advance rent which Tenant may have paid for more than the then current month to any prior landlord (including Landlord) and all such rent will remain due and owing without regard to such advance payment except to the ex_ent Lender actually receives such rent from such prior Landlord; or

d. Bound by any amendment or modification of the Lease made without Lender’s consent and written approval.

5. Subordination. Subject to the terms of this Agreement, the Lease now is, and will be, subject and subordinate to the Mortgage. This Agreement will not limit Lender’s rights under the Mortgage or any other instruments executed in connection with the Loan.

6. Limitation on Tenant’s Rights. In the absence of Lender’s prior written consent, Tenant will not: (a) prepay the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with Landlord to amend or modify the Lease, or (c) voluntarily surrender the Premises or terminate the Lease except pursuant to the terms of the Lease.

7. Curing Defaults; Landlord’s Termination. If Landlord fails to perform any of its obligations under the Lease, Tenant will give written notice of the failure to Lender and Lender will have the right (but not the obligation) to cure such failure. Tenant will not take any action with respect to such failure under the Lease, including without limitation any action to terminate, rescind, or avoid the Lease or to withhold any rent under the Lease, for a period of thirty (30) days after receipt of such written notice by Lender; however, in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Lender proceeds promptly to cure such failure and prosecutes the curing of such failure with diligence and continuity, the time within which such failure may be cured will be extended for such period as may be reasonably necessary to complete the curing of such failure with diligence and continuity (but in no event shall such additional period exceed ninety (90) days). If Landlord exercises its rights to terminate the Lease pursuant to Section 18 or Section 19 of the Lease, Lender will have the right (but not the obligation) to elect to repair or restore the Premises. Lender will give Tenant notice of its election (if at all) within fifteen (15) days after Landlord terminates the Lease. If Lender so elects to repair or restore the Premises, Landlord’s termination of the Lease will be ineffective and Lender will have the right to repair or restore the Premises within the periods set forth in relevant paragraphs of the Lease, but any such election by Lender shall not affect Tenant’s rights under Sections 18 and 19 of the Lease.

8. Amendments and Binding Effect. This Agreement may be modified only by an agreement in writing signed by Landlord, Tenant and Lender. Subject to Section 15 of the Lease, this Agreement will inure to the benefit of and will be binding upon Landlord, Tenant and Lender, their successors and assigns.

9. Counterparts. This Agreement may be executed in several counterparts, and, when executed by Landlord, Tenant and Lender, will constitute one agreement, binding upon them, even though they are not signatories to the original or the same counterpart.

10. Notices. All notices under this Agreement will be in writing and will be considered properly given if mailed by first class United States mail, postage prepaid, registered,              certified with return receipt requested, or if personally delivered to the intended addressee, or by prepaid telegram. Notice by mail will be effective two (2) days after deposit in the United States mail. Notice given in any other manner will be effective when received by the addressee. For purposes of notices, the addresses of Landlord, Tenant and Lender are:

Landlord:	Airport Bayway, Inc.
3802 S. Westshore Boulevard
Tampa, Florida 33611
Attention: Mark E. Miller

Tenant:	GTE Media Ventures Incorporated
c/o Cushman & Wakefield of Florida, Inc.
One Tampa City Center, Suite 1900
Tampa, Florida 33602
Attn: Lease Administrator

With a copy to:	Baker & Botts, LLP
2001 Ross Avenue
Dallas, Texas 75201
Attn: Joel Overton, Jr.

Lender:	SouthTrust Bank, National Association
One Tampa City Center
210 N. Franklin Street
Tampa, Florida 33602
Attn: Frank A. Boullosa

Any of them may change its address for notice to any other location within the continental United States by the giving of thirty (30) days notice in the manner set forth in this paragraph.

Landlord, Tenant and Lender have executed this Agreement as of the 27 day of October, 1997.

LANDLORD:

AIRPORT BAYWAY, INC., A Florida corporation

By:	/s/ Mark E. Miller

Name:	Mark E. Miller
Title:	Vice President

STATE OF FLORIDA	)
)
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me this 21st day of October, 1997, by Mark E. Miller, as Vice President of Airport Bayway, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me, or has produced             as identification.

/s/ Illegible

Name: Illegible
Notary Public, State of Florida
(NOTARY SEAL)
[SEAL]	Cindy McGaughan MY COMMISSION __ CC636300 EXPIRES July 31, 2001 BONDED THRL TROY FAIN INSURANCE, INC.	My commission number is : My commission expires:

TENANT:

GTE MEDIA VENTURES INCORPORATED, a Delaware corporation

		By:	/s/ William D. Wilson

		Name:	William D. Wilson
		Title:	President ____________

STATE OF Illegible	)	APPROVED AS TO FORM
	)	BAKER & BOTTS, L.L.P.
COUNTY OF Dallas	)	By:	/s/ Illegible

The foregoing instrument was acknowledged before me this 27 day of October, 1997, by William D. Wilson, as President of GTE MEDIA VENTURES INCORPORATED, a Delaware corporation, on behalf of said entity. He/she is personally known to me, or has produced                                      as identification

/s/ Bethann C. Gundersen

Name: Bethann C. Gundersen
(NOTARY SEAL)		Notary Public, State of _________
[SEAL]	BETHANN C. GUNDERSEN MY COMMISSION EXPIRES December 13, 2000
My commission number is : My commission expires:

LENDER:

SOUTHTRUST BANK, NATIONAL ASSOCIATION, a National association

By:	/s/ Frank A. Boullosa

Frank A. Boullosa Senior Vice President

STATE OF FLORIDA	)
)
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me this 21st day of October, 1997, by Frank A. Boullosa, as Senior Vice President of SouthTrust Bank, National Association, a national association. He/she is personally known to me. or has produced                      as identification

/s/ Illegible

Name: _____________________________________
Notary Public, State of Florida

(NOTARY SEAL)

My commission number is :
My commission expires:

[SEAL]	K SUSAN DAWSON My Commission CC48__ Expires Oct. 22, 1998

EXHIBIT “A”

The West 1/2 of the Northeast 1/4 of the Northwest 1/4 of Section 26, Township 30 South, Range 16 East. Pinellas County, Florida, lying North of the North right of way line of 28th Street Extension and being more particularly described as follows:

BEGIN at the Northwest corner of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on the West boundary thereof, South 00°13’53” West, a distance of 138.00 feet to the intersection with the northerly boundary of Parcel 6 of Gateway Centre Business Park according to the map or plat thereof as recorded in Plat Book 97, Page 1 of the Public Records of Pinellas County, Florida; thence on the Northerly boundary thereof, South 89°48’21” East, a distance of 331.28 feet to the Northeast corner of Parcel 6; thence on the East boundary thereof, South 00°28’13” East, a distance of 647.89 feet to a point of intersection with the Northerly right of way line of 28th Street Extension; thence on said right of way line on a curve, concave Southeasterly, having a radius of 6680.41 feet and a central angle of 03°27’58”, thence Northeasterly along the arc of said curve to the right, a distance of 404.14 feet, said arc subtended by a chord which bears North 53°30’45” East, a distance of 404.08 feet to the point of intersection with the East boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26, also being the West boundary of Parcel 7 of aforesaid Gateway Centre Business Park; thence on the West boundary thereof, North 00°10’06” East, a distance of 544.45 feet to the intersection with the North boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on said North boundary, North 89°48’17” West, a distance of 662.52 feet, to the Point of Beginning.

ESTOPPEL CERTIFICATE

The undersigned hereby certifies to SOUTHTRUST BANK, NATIONAL ASSOCIATION and its affiliates and their respective successors and assigns (“Addressee”) that, as of October 27, 1997:

1. GTE Media Ventures Incorporated, a Delaware corporation (the “Tenant”) is the tenant under the lease (the “Original Lease”) dated October 27, 1997, by and between Tenant and Airport Bayway, Inc., a Florida corporation (the “Landlord”), as landlord, affecting premises commonly known as 3001 Gandy Boulevard, Pinellas Park, Florida (the “Premises”).

2. A true and complete copy of the original Lease and all amendments thereto is attached hereto as Exhibit A. The Original Lease has not been modified or amended, except as follows: that certain letter dated October 27, 1997 from Tenant to Landlord waiving certain contingencies within Section 2 of the Lease (the “Contingency Waiver Letter”), attached as part of Exhibit A (the Original Lease, as so amended, is herein called the “Lease”).

3. The date upon which the term of this Lease actually commenced was October 27, 1997 and shall expire on February 29, 2008, unless sooner terminated or renewed pursuant to the terms of this Lease up to three (3) renewals often (10) years each. This Lease is in full force and effect, no contingencies to the Lease remain in existence under Section 2 of the Lease or otherwise (except as set forth in the Contingency Waiver Letter) and the Lease is the only agreement between Landlord and Tenant relating in any way to the Premises, except the Contingency Waiver Letter.

4. All conditions to Tenant’s obligation to pay all rents and other payments required under this Lease have been satisfied and rent shall commence on December 26, 1997, subject to the terms of Section 4(a) of the Lease. No such rents or other payments have been paid more than one (1) month in advance of their due date. The annual minimum rent is currently $293,440.30.

5. To the best of Tenant’s knowledge, there is no existing default or claimed default by either Landlord or Tenant under this Lease. To the best of Tenant’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant under this Lease. To the best of Tenant’s knowledge Tenant has no existing defenses or offsets against Landlord’s enforcement of the Lease, and no cha_ge, lien or claim of offset against rents due or to become due under the Lease.

6. No actions, voluntary or otherwise, are pending against Tenant or any of its shareholders under any bankruptcy, receivership, insolvency or similar laws of the United States or any state thereof.

The undersigned Tenant acknowledges that Addressee(s) will rely on this Estoppel Certificate and that any lender and/or successor or assign of Addressee(s) shall also be entitled to rely on the statements made herein.

“TENANT”

GTE MEDIA VENTURES INCORPORATED, a Delaware corporation

By:

Print Name: William D. Wilson
Title: _____________________

APPROVED AS TO FORM AND LEGALITY

/s/ Illegible

Attorney, G_E Telephone Operations
Date:	10/27/97

EXHIBIT “A”

The West 1/2 of the Northeast 1/4 of the Northwest 1/4 of Section 26, Township 30 South, Range 16 East, Pinellas County, Florida, lying North of the North right of way line of 28th Street Extension and being more particularly described as follows:

BEGIN at the Northwest corner of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on the West boundary thereof, South 00°13’53” ‘West, a distance of 138.00 feet to the intersection with the northerly boundary of Parce 6 of Gateway Centre Business Park according to the map or plat thereof as recorded in Plat Book 97, Page 1 of the Public Records of Pinellas County, Florida; thence on the Northerly boundary thereof, South 89°48’21” East, a distance of 331.28 feet to the Northeast corner of Parcel 6; thence on the East boundary thereof, South 00°28’13” East, a distance of 647.89 feet to a point of intersection with the Northerly right of way line of 28th Street Extension; thence on said right of way line on a curve, concave Southeasterly, having a radius of 6680.41 feet and a central angle of 03ñ27’58”, thence Northeasterly: along the are of said curve to the right, a distance of 404.14 feet, said are subtended by _ chord which bears North 53°30’45” East, a distance of 404.08 feet to the point of intersection with the East boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26, also being the West boundary of Parcel 7 of aforesaid Gateway Center Business Park; thence on the West boundary thereof, North 00ñ10’06” East, a distance of _44.45 feet to the intersection with the North boundary of the West 1/2 of the Northeast 1/4 of the Northwest 1/4 of said Section 26; thence on said North boundary, North 89°48’17” West, a distance of 662.52 feet, to the Point of Beginning.

EXHIBIT A

TO

ESTOPPEL CERTIFICATE

Attached:

Lease Agreement dated October 27, 1997

Contingency Waiver Letter dated October 27, 1997

October 27, 1997

Airport Bayway, Inc.

3802 S. West Shore Boulevard

Tampa, Florida 33611

Attn: Mark E. Miller

Re:	Lease between GTE Media Ventures Incorporated (“Tenant”) and Airport Bayway, Inc. (“Landlord”) for the Premises located at 3001 Gandy Boulevard, Pinellas Park, Florida 34665 (the “Lease”)

Gentlemen:

We have entered into the above-referenced Lease with you subject to the contingencies set forth in Section 2 of the Lease. As permitted by the Lease, Tenant does hereby waive a_ of the contingencies and its rights of termination under Sections 2 (a), 2(b) and 2(c) of the Lease. Tenant does not however waive the contingency under Section 2(d) nor Landlord’s obligations thereunder but such contingency and obligations shall be automatically satisfied upon Landlord’s acquiring title to the Premises (as defined in the Lease) if accomplished prior to November 15, 1997.

Sincerely,

GTE MEDIA VENTURES INCORPORATED

By:	/s/ William D.Wilson

Name: William D.Wilson
Title: _______________________________

Date:	October 27, 1997

APPROVED AS TO FORM

BAKER & BOTTS, L.L.P.

By:	/s/ Illegible